UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

VIRTUALSCOPICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other that the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing  for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,  or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF VIRTUALSCOPICS, INC.

To All VirtualScopics, Inc. Stockholders:

We are pleased to invite you to attend the Annual Meeting of the Stockholders of VirtualScopics, Inc. to be held at 11 a.m. on May 28, 2009, at the Country Club of Rochester, 2935 East Avenue, Rochester, New York 14610, for the following purposes:

1.	To elect eight (8) members to our Board of Directors to serve a one (1) year term;

2.
 To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of 1:2 to 1:4, as determined by our Board of Directors in its discretion at any time between the date of the Annual Meeting and May 28, 2010, without further approval from the stockholders;

3.
 To consider and approve the VirtualScopics, Inc. Amended and Restated 2006 Long-Term Incentive Plan (i) to increase the number of shares authorized for issuance from 2,500,000 to 6,900,000; (ii) to ratify the Board’s amendment to the plan to make conditional awards applicable to future amendments; and (iii) to increase the limitation on the number of shares available for stock awards with no vesting restrictions from 5% to 20%;

4.
 To approve a one-time stock option exchange program under which eligible VirtualScopics, Inc. employees (including our executive officers) and directors would be able to elect to exchange outstanding stock options issued under our equity incentive plans for new lower-priced stock options; and

5.	To transact such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Our Board of Directors recommends a vote for Items 1, 2, 3 and 4. Our Board of Directors has fixed the close of business on March 31, 2009, as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting, and any adjournment thereof. Holders of our Series A Preferred Stock and Series B Preferred Stock vote together with holders of our Common Stock on the proposals listed above. A list of such stockholders will be available for inspection at least ten (10) days prior to the Annual Meeting, at our principal office.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 28, 2009.  Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record.  Our 2008 Annual Report on Form 10-K, the Proxy Statement, and any amendments to the foregoing materials that are required to be furnished to stockholders are available at http://www.cstproxy.com/virtualscopics.com/2009.  Instructions on how to access and review the proxy materials on the Internet can also be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to stockholders who hold their shares in street name. The Notice includes instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the Internet.

Submitting your proxy card or voting online, or by telephone, if available, will not prevent you from attending or voting your shares at the meeting. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting of Stockholders. For specific instructions on how to vote your shares, see the proxy card or the Notice sent to you.  YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE.

By the Order of the Board of Directors

Molly Henderson, Chief Business and Financial Officer, Senior Vice President and Corporate Secretary

April 10, 2009
Rochester, New York

This notice and the accompanying Proxy Statement, 2008 Annual Report, and proxy card or voting instruction form were either made available to you over the internet or mailed to you on or about April 16, 2009.

TABLE OF CONTENTS

SOLICITATION AND VOTING	1

PROPOSAL 1 – ELECTION OF DIRECTORS	3

Corporate Governance	5

Security Ownership of Certain Beneficial Owners and Management	9

Executive Compensation	11

Certain Relationships and Related Transactions	13

PROPOSAL 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK	14

PROPOSAL 3 - AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN	19

PROPOSAL 4 - STOCK OPTION EXCHANGE	24

INDEPENDENT PUBLIC ACCOUNTANTS	28

HOUSEHOLDING	29

OTHER MATTERS	30

APPENDIX A - CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF VIRTUALSCOPICS, INC.	A-1

APPENDIX B - VIRTUALSCOPICS, INC. AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN	B-1

i

VIRTUALSCOPICS, INC.
PROXY STATEMENT

This Proxy Statement is being sent to the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of VirtualScopics, Inc., a Delaware corporation, or the Company, in connection with the solicitation of proxies by our management for use at the 2009 Annual Meeting of Stockholders to be held at 11 a.m. on May 28, 2009, at the Country Club of Rochester, 2935 East Avenue, Rochester, New York 14610, and any adjournments thereof, for the following purposes:

1.	To elect eight (8) members to our Board of Directors to serve a one (1) year term;

2.
To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of 1:2 to 1:4, as determined by our Board of Directors in its discretion at any time between the date of the Annual Meeting and May 28, 2010, without further approval from the stockholders;

3.
To consider and approve the VirtualScopics, Inc. Amended and Restated 2006 Long-Term Incentive Plan (the “2006 Amended Plan”) (i) to increase the number of shares authorized for issuance from 2,500,000 to 6,900,000; (ii) to ratify the Board’s amendment to the plan to make conditional awards applicable to future amendments; and (iii) to increase the limitation on the number of shares available for stock awards with no vesting restrictions from 5% to 20%;

4.
To approve a one-time stock option exchange program under which eligible VirtualScopics, Inc. employees (including our executive officers) and directors would be able to elect to exchange outstanding stock options issued under our equity incentive plans for new lower-priced stock options as described in the Proxy Statement; and

5.	To transact such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Internet Availability of Proxy Materials
Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to stockholders who hold their shares in street name. The Notice will also include instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the Internet. Our principal executive offices are located at 500 Linden Oaks, Rochester, New York 14625; telephone (585) 249-6231.

SOLICITATION AND VOTING

Information relevant to these matters is set forth in the attached Proxy Statement. Our Board of Directors has fixed the close of business on March 31, 2009, as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting, and any adjournment thereof. As of the close of business on the record date, we had 23,723,342 shares of Common Stock, 3,816 shares of Series A Preferred Stock and 4,226 shares of Series B Preferred Stock outstanding. Series A Preferred Stock and Series B Preferred Stock vote with Common Stock. Each outstanding share of Common Stock is entitled to one vote per share. Each outstanding share of Series A Preferred Stock is entitled to 830.36 votes. Each share of the Series B Preferred Stock is entitled to 813 votes. Accordingly, as of the record date we had outstanding 30,327,734 shares entitled to vote.

Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Annual Meeting. The affirmative vote of the holders of a plurality of the outstanding voting shares present in person or represented by proxy at the Annual Meeting will be required to elect eight (8) directors to our Board of Directors under Proposal No. 1. The vote of a majority of outstanding voting shares is necessary to approve Proposal No. 2. The vote of a majority of voting shares present in person or represented by proxy is necessary to approve proposals 3 and 4 and any other business presented at the Annual Meeting.

Proxies that abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in "street name" is entitled to vote the shares on some matters but not others. If your shares are in street name (or held by your broker) and you do not give your broker voting instructions on those matters for which the broker has no discretion, the missing votes are broker non-votes. In this year's vote, brokers are entitled to vote for Proposal No. 1. Client directed abstentions are not broker non-votes. Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to the stockholders and will have the same effect as a vote against the proposals. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting assuming the broker returns the proxy or attends the meeting. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company. For these reasons, it is important that all shares are represented at the Annual Meeting, either by you personally attending the Annual Meeting in person or by giving a proxy to vote your shares.

Your vote is very important. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all proposals.

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to our Corporate Secretary, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: VirtualScopics, Inc, 500 Linden Oaks, Rochester, New York, Attention: Molly Henderson, Chief Business and Financial Officer and Corporate Secretary.

The Board is soliciting proxies so that you can vote before the Annual Meeting. Even if you currently plan to attend the meeting, we recommend that you vote by proxy before the meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are two ways you can vote by proxy:

• By Internet
You may vote over the internet by going to www.continentalstock.com and following the instructions when prompted. In order to vote, you will need to have the control number that appears on the proxy card or Notice you received in the mail.

• By Mail	You can vote by completing, signing, dating, and returning the proxy card you received in the mail.

If your shares are held in street name, you may vote your shares before the meeting over the internet by following the instructions on the Notice you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone voting is available to you.

If you received more than one Notice or proxy card, this means you hold shares of common stock in more than one account. You must complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone. If you vote over the internet or by telephone, you should not mail back any proxy card you received.

If you vote by mail, you should specify your respective choices on the accompanying proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares represented by your signed proxy card will be voted "FOR" Proposal Nos. 1 thru 4 listed on the proxy card. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote for or against these matters according to their judgment.

If you vote using one of the methods indicated above, you will be designating Molly Henderson and Jeffrey Markin, each of whom is an executive officer, as your proxies to vote your shares as you instruct. If you sign and return your proxy card but do not give any voting instructions on your proxy card, these individuals will vote your shares by following the Board’s recommendations. If any other business properly comes before the meeting, these individuals will vote on those matters in a manner they consider appropriate.

If you are a stockholder of record on the record date, you can vote your shares of common stock in person at the Annual Meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted over the internet, by telephone or by mail. Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

The proxies will be solicited by mail, or through our online website pursuant to the Notice to be mailed on or about April 16, 2009, and the cost of solicitation will be paid by us. Designated officers and selected employees may also solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. These officers and employees will not be compensated additionally for that solicitation. We will also pay for the cost of this additional solicitation. We are also requesting that brokers, banks and other custodians send soliciting materials to beneficial owners. We will reimburse them for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies as provided herein will be paid by us.

PROPOSAL 1 -
ELECTION OF DIRECTORS

We currently have nine (9) directors on our Board of Directors, and nine (9) seats for director positions. Colby Chandler is currently a director on our Board of Directors and plans to retire and is therefore, not seeking reelection. The vacancy on the Board of Directors will not be filled at this time. The individuals named below have been nominated by our Board of Directors, upon the recommendation of our Corporate Governance and Nominating Committee, to serve as directors until the 2010 Annual Meeting of Stockholders and until a successor is elected and qualified, unless they die, resign or are removed before that meeting. All of the nominees are currently directors and each has consented to continue serving as a director. If a nominee becomes unavailable for election before the 2009 Annual Meeting, the Board of Directors can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

The Board of Directors has concluded that Messrs. Analoui, Kerpelman, Knafel, Mintz, Phelps and Walts are “independent” as defined by Nasdaq and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as that term relates to membership on the Board of Directors.

Directors are elected by a plurality of the votes cast by the shares entitled to vote. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

The shares represented by proxy cards returned to us will be voted FOR each of the following individuals, unless you specify otherwise.

L. Jeffrey Markin, age 50, was appointed as Chief Executive Officer and President of VirtualScopics, Inc. in August 2006, and elected as a director, in April 2007.  He joined VirtualScopics as Chief Operating Officer in May 2006, after 26 years at Eastman Kodak Company. Most recently, Mr. Markin was General Manager, Output Systems and Mammography Solutions for Kodak’s Health Group and a corporate officer of the company. Mr. Markin managed major Health Group operations including leadership of the conventional x-ray business, Mammography Solutions, HealthCare IT Software and Solutions business, and Global Radiology Sales and Service organization. He was awarded the Eastman Kodak Chairman’s leadership award in December 2004 for inspired leadership of company and health group objectives. Previously, he held leadership positions in the Document Imaging business, including Vice President of Marketing U.S. and Canada, Global General Manager of the output business, and General Manager of the Asia based services business with operations in China, Hong Kong, Philippines, Malaysia, and Australia. He also served on the Board of Directors for Hermes Precisa Australia the leading document services company in Australia. He joined Kodak in the company’s Rochester, N.Y. film operations division and held successive management positions in Manufacturing, Research and Development, and Quality. In 1998, Mr. Markin graduated from the Executive MBA program of the Simon School of Business, University of Rochester, with honors. He holds a B.S. in Industrial Engineering, with honors, from the State University of New York at Buffalo.

Robert G. Klimasewski, age 66, has served as a director of the Company since its inception, and Chairman since August 2006. He served as Chief Executive Officer of the Company from June 2005 through August 2006 and as President and Chief Executive Officer. Mr. Klimasewski served as President and Chief Executive Officer of Transcat, Inc. (formerly Transmation, Inc.) (NASDAQ: TRNS), a publicly-held global distributor of professional grade test, measurement and calibration instruments, from 1994 to 1998, when he relinquished those titles and assumed the role of Chairman of the Board of Transcat. In 2002, Mr. Klimasewski stepped down as Chairman of the Board of Transcat and was re-appointed President and Chief Executive Officer. He served in those roles until 2004, when he retired. He also was a co-founder of Burleigh Instruments Inc., a manufacturer of precision scientific instrumentation, which was sold in December 2000. He served for 18 years on the Board of Directors of Laser Power Corporation, a publicly-held company, until its sale in 2000. He currently serves on the Board of Directors of The University Technology Seed Fund. He is a member of the University of Rochester’s Visiting Committee for the School of Engineering and Applied Science. Mr. Klimasewski holds B.S. and M.S. degrees in optical engineering from the University of Rochester .

Terence A. Walts, age 61, has served as a director of the Company since December 2005.  Mr. Walts is President, CEO and Director of Transfusion & Transplantation Technologies LLC (“3Ti”), an early stage in-vitro diagnostics company. Prior to joining 3Ti, Mr. Walts served for three years and until late 2005 as President, CEO of Refocus Group, Inc., (OTCBB: RFCG) a late stage medical device company engaged in research and development for treatments of eye disorders. Prior to that position, Mr. Walts acted as a consultant to medical startup companies and held positions with, among others, ONCOSE, Inc., an in-vitro diagnostics company and  Medjet, Inc., an early stage medical devices company.  He served as Senior Vice President of CIBA Vision, a diversified eye care company from 1988 to 1998.  He holds a BS in Marketing from Indiana University and a MBA from the University of Notre Dame.

Sidney R. Knafel, age 78, has served as a director of the Company since August 2001. Mr. Knafel is presently the managing partner of SRK Management Company, a private investment company. He also served as Chairman of BioReliance Corporation, a biological testing company, and is the Chairman of Insight Communications Company, a cable communications company. Mr. Knafel is a director of IGENE Biotechnology, Inc. (PNK: IGNE) and General American Investors Company, Inc. (NYSE: GAM) as well as several private companies. He is a graduate of Harvard College and the Harvard Graduate School of Business Administration.

Charles E. Phelps, Ph.D., age 65, has served as a director of the Company since December 2005. Dr. Phelps retired from his position of provost of the University of Rochester (University of Rochester is a stockholder of the company), in July 2007, as position he held since 1994. Prior to that position, Dr. Phelps was the chair of the Department of Community and Preventive Medicine in the University of Rochester’s School of Medicine and Dentistry. Prior to working at the University of Rochester, Dr. Phelps served as a senior staff economist and a program director at the RAND Corporation. Dr. Phelps has a bachelor's degree in mathematics from Pomona College, an MBA in hospital administration from the University of Chicago, and a PhD in business economics from the University of Chicago.

Norman N. Mintz, Ph.D., age 74, has served on the Company’s Board of Directors since June 2007. Since 1990, Dr. Mintz has served as a Managing Director for Loeb Partners Corporation. Dr. Mintz has a Ph.D. in Finance and Economics from New York University, and has previously served as Professor of Finance at Syracuse University and Professor of Economics at Columbia University. Prior to 1990, he served as Executive Vice President of Columbia University. Dr. Mintz serves as a director of Intersections, Inc . (Nasdaq: INTX:US) as well as several private companies.

Mostafa Analoui, Ph.D., age 48, has served on the Company’s Board of Directors since May 2008. He is Senior Advisor and Head of Healthcare and Life Sciences Division at the Livingston Group in New York, New York. He is also Senior Vice President for Business Development at Charlesson Pharmaceutical. Prior to that, Dr. Analoui was a Senior Director and the Groton/New London Site Head for Global Clinical Technology at Pfizer Global Research and Development from 2001 through February 2008, where he led the platform technology mission for the clinical development and commercial division in areas including the medical imaging, diagnostics computational medicine, knowledge management and non-invasive measurement monitoring. Dr. Analoui holds a Ph.D. in engineering from Purdue University and holds two patents in quantitative and clinical imaging. He also serves as an adjunct professor at the Indiana University School of Medicine in Dentistry lecturing on emerging and multi-disciplinary topics.

Dan I. Kerpelman, age 50, has served on the Company’s Board of Directors since May 2008. He is the President and Chief Executive Officer of Bio-Optronics, Inc., a healthcare workflow software company based in Rochester, New York and Commugny, Switzerland.  He also acts as a consultant to industry, private equity and companies relating to health care and medical technology matters. Previously, he was Chief Executive Officer of Société Generale de Surveillance, SA in Geneva, Switzerland, a company involved in testing, inspection and corporate certifications. From June 2002 through March 2005, Mr. Kerpelman was Senior Vice President of Eastman Kodak and President of its Health Imaging Group, which focused on medical and dental imaging equipment, consumables and information technology. He spent most of his earlier career with GE Healthcare. Mr. Kerpelman is an engineer and holds a MBA from Northwestern University. He serves on the Board of Directors of XCounter, AB, Cotecna SA and the University of Rochester Medical Center.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS.

Corporate Governance

Board of Director and Committee Meetings

During 2008, VirtualScopics’ Board of Directors held four meetings. During 2008, the Compensation Committee met four times, the audit committee met four times and the nominating committee met once. No director attended fewer than 75% of the 2008 Board of Directors meetings. It is our policy to have each director attend the Annual Meeting of Stockholders, barring any reasonable conflicts. In 2008, eight directors attended the Annual Meeting of the Stockholders.

The independent directors on our Board of Directors meet in regularly scheduled meetings at which only independent directors are present.

Board of Director Committees

Audit Committee.   The Audit Committee is currently composed of Charles E. Phelps (Chairman), Norman N. Mintz and Colby H. Chandler. The responsibilities of the Audit Committee are more fully set forth in the Audit Committee Charter, a copy of which is available without charge at our website, www.virtualscopics.com.

The Audit Committee reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of our internal accounting controls. Our Board of Directors has determined that that each of the members of the committee is independent in accordance with applicable rules of Nasdaq and the SEC and that Colby Chandler and Norman Mintz meet the qualifications as “audit committee financial expert” as that term is defined in Item 401(e) of Regulation S-B under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that all three members meet Nasdaq's financial literacy criteria. The Board of Directors have also determined that Mr. Mintz is independent even though he falls outside of the “safe harbor” definition set forth in SEC Rule 10A-3(e)(1)(ii) because he is an officer and director of the general partner of Loeb Partners Company 147, L.P., which owns in excess of 10% of our Common Stock and has a 3.2% limited partnership interest. In making this determination, among other things, the Board of Directors considered Dr. Mintz’s service on the Board and the percentage of stock held by others.

Compensation Committee. The Compensation Committee is currently composed of Terence A. Walts (Chairman), Daniel I. Kerpelman, and Colby Chandler. Our Board of Directors has determined that each of the members of the committee is independent in accordance with applicable Nasdaq rules. The responsibilities of the Compensation Committee are to oversee the compensation structure of the officers of the Company as well as authorization of granting of equity instruments to employees, directors and consultants. The Compensation Committee does not have a charter.

The Compensation Committee has broad authority to review management's performance, assess market competition and set guidelines for compensation of our directors and executive officers. The committee does not delegate its authority regarding compensation but does periodically seek input from our president and chief executive officer and chief financial officer. The committee has not to date sought advice of outside compensation consultants as to the amount or form of management compensation.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is currently composed of Sidney R. Knafel (Chairman), Terence A. Walts and Mostafa Analoui. The Board of Directors has determined that each of the members of the committee is independent in accordance with Nasdaq rules. This committee is responsible for assisting the Board of Directors by identifying individuals qualified to become directors, and to recommend to the Board of Directors nominees for each Annual Meeting of Stockholders; developing and recommending to the Board of Directors the Corporate Governance Guidelines applicable to the Company, leading the Board of Directors in its annual review of the Board of Directors’ performance; and recommending to the Board of Directors director nominees for each committee. The responsibilities of the Corporate Governance and Nominating Committee are more fully set forth in the Charter, a copy of which is available without charge at our website, www.virtualscopics.com.

In considering whether to nominate a candidate for election to the Board of Directors, each candidate’s qualifications are considered in their entirety. Our Board of Directors has not established minimum qualifications that nominees must meet in order to be considered for election as a director. The committee reviews nominees suggested by stockholders and advises such stockholders of the outcome of their suggestions. To be considered by the Committee, stockholder nominations must be submitted in writing to the committee addressed to the Company’s headquarters within the timing of stockholder proposals generally. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an Annual Meeting of Stockholders must ensure that it is received by the Company, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior Annual Meeting of Stockholders. In the event that the date of the Annual Meeting of Stockholders for the current year is more than 30 days following the first anniversary date of the Annual Meeting of Stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company's proxy statement for the Annual Meeting of Stockholders for the current year.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements audited by Marcum & Kliegman, including the balance sheets as of December 31, 2008 and 2007, and the consolidated statements of operations, cash flows and stockholders’ equity for the two fiscal years ended December 31, 2008. It also discussed with Marcum & Kliegman the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including the role of the auditor, the Company’s significant accounting policies, the methodology used by management in making significant accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, the methodology used by management in making significant adjustments in the financial statements, any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements, any difficulties encountered in performing the audit, and certain other matters. Marcum & Kliegman has provided the Committee with the written disclosures and letter required by Independent Standards Board Statement No. 1 and the Committee has discussed with Marcum & Kliegman, Marcum & Kliegman’s independence.

Based on the review and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2008 for filing with the SEC.

Respectfully submitted,

The Audit Committee:
Charles Phelps, Chair
Norman Mintz
Colby Chandler

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers and employees and can be viewed on our website, www.virtualscopics.com, under the section entitled “Committees and Charters.”

Communications With Directors

Stockholders who wish to communicate with the Board of Directors or any individual director can write to:

VirtualScopics, Inc.
Board Administration
500 Linden Oaks
Rochester, New York 14625

The letter should indicate that the sender is a stockholder. Depending on the subject matter, management will:

       •      forward the letter to the director or directors to whom it is addressed;
       •      attempt to handle the matter directly (as where information about the Company or our stock is requested), or
       •      not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic

A summary of all communications that were received since the last meeting and were not forwarded will be presented at each meeting of our Board of Directors along with any specific communication requested by a director.

Director Compensation

Our Board of Directors has adopted a Non-Employee Director Compensation Plan, or Director Plan, which was approved by stockholders at our 2008 Annual Meeting. The Director Plan provides for cash compensation and awards of stock options and stock awards to each director of the Company who is not a current employee of the Company or any of its affiliated companies. The stock options and shares of common stock that may be issued pursuant to the Director Plan will be issued under the VirtualScopics, Inc., 2006 Long-Term Incentive Plan, or 2006 Plan.

The Director Plan provides for compensation elements comprised of: an initial stock option grant; annual remuneration; and, per meeting fees.

Initial Stock Option Grant. Each participating director is entitled to receive a one-time stock option grant covering 25,000 shares of our common stock under the 2006 Plan. The stock options generally vest in annual increments over four years beginning on the date of grant. The options are granted at the first Board meeting attended by a director, to the extent permitted at such time, or such later regular Board meeting when such grant is permitted.

Annual Option Grant. Each participating director will be eligible to receive an annual grant of stock options under the 2006 Plan. The amount of the grant will be determined by the Compensation Committee each year at or about the February Board meeting based on participant performance during the previous year. The number of options awarded on that date will be determined utilizing the Black-Scholes pricing model to determine a per share “value” divided into an amount up to $15,000.

Annual Retainer. Each participating director is entitled to receive an annual retainer in the amount of $5,000, with a $10,000 retainer for the Chairman. Payment may be taken in the form of cash or shares common stock under the 2006 Plan, at the discretion of each director. Each Participant will be asked to make an annual election at the annual stockholders meeting for the coming year. For those directors electing to fees in the form of an award of shares, the fair market value (as defined under the 2006 Plan) on the last business day of the quarter will be used to calculate the number of shares contained in the award in lieu of cash for the quarter. Each such award shall be approved by the Board of Directors. Such price, however, shall not be below any existing anti-dilution trigger price applicable to us.

Per Meeting Fees . Participating directors will be entitled to receive the following meeting fees:

Board Meetings	$1,500
Committee Meetings	$500
Committee Chair	$750

Directors will not be paid for more than one meeting per day. In the event there are multiple meetings, payment will be made for the meeting requiring the highest fee. Meeting fees will be paid quarterly on or about the first business day following the end of a quarter for the previous quarter. Payment may be taken in the form of cash or shares of common stock under the 2006 Plan, at the discretion of each director. Each Participant will be asked to make an annual election at the annual stockholders meeting for the coming year. For those directors electing to fees in the form of an award of shares, the fair market value (as defined under the 2006 Plan) on the last business day of the quarter will be used to calculate the number of shares contained in the award in lieu of cash for the quarter. Each such award shall be approved by the Board of Directors. Such price, however, shall not be below any existing anti-dilution trigger price applicable to us.

Term, Amendment and Termination. The Director Plan expires on February 26, 2018. The Board may terminate or suspend the Plan at any time, without stockholder approval. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

The following table presents compensation earned by each nonemployee member of our Board of Directors for 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
(a)	(b)	(c) (1)	(d) (2) (3)	(e)	(f)	(g)		(h)

Colby Chandler	-	$14,750	$26,965	-	-	-		$41,715
Robe Robert Klimasewski	-	$10,423	$186,972	-	-	$4,309	(4)	$201,704
Sidney Knafel	-	$9,500	$26,965	-	-	-		$36,465
Jeffrey Markin(5)	-	-	-	-	-	-		-
Norman Mintz	-	$12,500	$10,943					$23,443
Charles Phelps	$4,500	$9,250	$26,965	-	-	-		$40,715
Saara Totterman(5)	-	-	-	-	-	-		-
Terence Walts	$7,500	$5,000	$26,965	-	-	-		$39,465
Mostafa Analoui	-	$6,228	$530					6,758
Dan I. Kerpelman	-	$9,228	$530					9,758

1.
Under the Non-Employee Director Compensation Plan, directors may elect to receive the annual retainer of $5,000, $10,000 for the Chairman, and per meeting fees in the form of cash or our restricted stock. Certain non-employee directors have elected to receive such fees earned in 2007 and/or 2008 in the form of our common stock. The number of shares issued to the non-employee directors during 2008 under the Director Plan is as follows: Mr. Chandler, 25,859 shares; Mr. Klimasewski, 18,538 shares; Mr. Knafel, 16,204 shares; Mr. Phelps, 15,670 shares; Mr. Walts, 8,702 shares; Mr. Kerpelman, 16,933 shares; Mr. Analoui, 11,574 shares and Dr. Mintz 21,912 shares.

2.
The option award value represents compensation expense we recorded during 2008. Per SEC rules, the amount excludes forfeitures for service-based vesting conditions. Amounts calculated utilize the provisions of SFAS No. 123(R). We adopted SFAS No. 123(R) using the modified prospective transition method on January 1, 2006.

3.
Includes options granted under the Non-Employee Director Compensation Plan, outstanding at fiscal year end, to acquire the following number of shares: Mr. Chandler, 55,523 shares; Mr. Klimasewski, 23,533 shares; Mr. Knafel, 55,523 shares; Dr. Mintz, 35,017 shares; Dr. Phelps, 55,523 shares; Mr. Kerpelman, 25,000; Mr. Analoui, 25,000 and, Mr. Walts, 55,523 shares. The shares underlying the option grants are authorized and reserved for issuance under the 2006 Plan. Mr. Klimasewski’s also had outstanding options to purchase 350,000 shares of common stock granted in November 2005 during his employment as the Company’s Chief Executive Officer. He retired in August 2006.

4.
As former CEO he is entitled to participate with standard employee medical, dental, group life and disability coverage. These amounts are the total premiums paid by the Company for such standard coverage.

5.
 During 2008 Mr. Markin and Dr. Totterman were employees and did not receive compensation for their services as a director and are not members of any committee of the Board of Directors of the Company. Information regarding compensation for Mr. Markin’s services as a named executive officer for the fiscal year ended December 31, 2008 can be found in the Summary Compensation Table appearing herein. Dr. Totterman resigned as director effective March 20, 2008.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the beneficial ownership of VirtualScopics’ common stock by (i) each person who is known by VirtualScopics to own of record or beneficially more than 5% of the outstanding common stock, (ii) each of VirtualScopics’ directors, nominees and named executive officers, and (iii) all directors and named executive officers of VirtualScopics as a group. The first two columns of the table set forth beneficial ownership information for such persons as of March 31, 2009.

Common Stock

	Number of Common Shares Beneficially Owned (1)	Percentage of Common Shares Beneficially Owned (2)
5% or greater stockholders
University of Rochester (3)	4,641,975	19.5%
Loeb Investors Company (4)	4,920,307	20.9%
Pfizer Inc. (6)	1,553,121	6.6%
GE Healthcare (7)	1,218,467	5.2%
Dr. Kevin J. Parker (8)	1,166,445	5.0%
Directors and Executive Officers
Robert Klimasewski (4)(5)(9)	898,837	3.7%
Molly Henderson (5)	417,135	1.7%
Sidney Knafel (4)(5)(9)	1,168,471	4.7%
Terence Walts (5)	108,422	*
Colby Chandler	43,023	*
Charles Phelps (10)	49,273	*
Jeffrey Markin	530,007	2.2%
Norman Mintz (4)	22,517	*
Mostafa Analoui	100,000	*
Dan Kerpelman	7,000	*
Directors & Executive Officers as a group (10 persons)	3,344,685	14.1%

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes options, warrants, convertible stock, and similar rights to purchase shares of VirtualScopics common stock that are exercisable within sixty (60) days of March 31, 2009.

(2)
The calculations in these columns are based upon 23,723,342 shares of common stock outstanding on March 31, 2009, plus the number of shares of common stock subject to outstanding options and warrants held by the person with respect to whom the percentage is reported on such date. The shares of common stock underlying such options, warrants, convertible stock and similar rights, are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for the purpose of computing the percentage of any other person. The calculations also assume the convertibility of all shares of preferred stock into 830.36 shares of common stock per share.

(3)
Based solely on a Schedule 13G filed by the University of Rochester, filed January 25, 2008, the University of Rochester has sole voting and disposition power over the shares. Includes 357,075 shares of common stock which may be purchased upon the exercise of an outstanding warrant. The address of the University of Rochester, 610 Hylan Building, RC Box 270140, Rochester, NY 14627.

(4)
Messrs. Klimasewski, Knafel and Mintz are limited partners in Loeb Investors Company 147, LP, and disclaim any beneficial ownership of such shares. The address for Loeb Investors Company 147, LP is 61 Broadway, Suite 2400, New York, NY 10006.

(5)
Presently reported ownership includes 410,935, 327,454, 84,444, 400,000, 0, 56,904, 43,023, 0, 22,517, and 49,273 shares issuable under options exercisable within 60 days of March 31, 2009 held by Ms. Henderson and Messrs. Klimasewski, Knafel, Markin, Kerpelman, Walts, Chandler, Analoui, Mintz and Phelps, respectively. Mr. Walts’ reported ownership before the financing also includes 41,518 shares issuable upon conversion of Series A Preferred Stock. The address of each is c/o VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY, 14625.

(6)
Based solely on a Schedule 13G filed by Pfizer, Inc., dated June 22, 2007, Pfizer has sole voting and disposition power over the shares. The address of Pfizer, Inc. is 50 Pequot Ave., MS 6025-C4127, New London, Connecticut 06320.

(7)	Shares owned by GE Medical Systems, a Division of General Electric Company, with an address of 3000 North Grandview Blvd., Waukesha, Wisconsin 53188.

(8)
Shares owned by Dr. Kevin J. Parker, with an address of 166 Superior Road, Rochester, NY 14625. Based solely on a Schedule 13G filed by Mr. Parker dated April 11, 2007, Mr. Parker has sole voting and dispositive power over the shares.

(9)
Mr. Knafel’s reported ownership includes 419,742 common shares, 415,180 shares issuable upon conversion of the Series B Preferred and 249,107 shares issuable upon the exercise of warrants, each through SRK Management Co. Mr. Klimasewski’s reported ownership includes 438,527 common shares, 83,036 shares issuable upon conversion of the Series B Preferred and 49,821 shares issuable upon the exercise of warrants.

(10)	Mr. Phelps was the Provost of the University of Rochester. Mr. Phelps disclaims any beneficial ownership of the shares owned by the University of Rochester.

Preferred Stock

	Number of Preferred Shares Beneficially Owned (1)	Percentage of Preferred Shares Beneficially Owned (2)
5% or greater stockholders
Philip J. Hempleman (3)(8)	1,500	18.2%
Dareen Investment Group Ltd. (4)(8)	750	9.1%
BridgePointe Master Fund Ltd. (5)(9)	2,000	24.4%
BayStar Capital III Investment Fund, L.P. (6)(9)	500	6.0%
SRK Management Co. (7)(9)	500	6.0%

(1)
Includes all shares of Series A Preferred Stock and Series B Preferred Stock held. There are currently no options, warrants, convertible stock, or similar rights to purchase shares of Series A Preferred Stock or Series B Preferred Stock. Each share of Series A Preferred Stock and Series B Preferred Stock is convertible into 830.36 shares of common stock.

(2)

The calculation in this column is based upon 3,816 shares of Series A Preferred Stock outstanding and 4,226 shares of Series B Preferred Stock outstanding on March 31, 2009. There are currently no options, warrants, convertible stock, or similar rights to purchase shares of Series A Preferred Stock or Series B Preferred Stock.

(3)	Shares owned by Mr. Philip J. Hempleman and the 1998 Hempleman Family Trust, each having an address of Two Dublin Hill Drive, Greenwich, CT 06830.

(4)	Shares owned by Dareen Investment Group Limited, with an address of Mill Mall, Suite 6, Wickhams Cay 1, PO Box 3085, RoadTown, Tortola, BVI.

(5)	The address of BridgePointe Master Fund Ltd. is 1125 Sanctuary Parkway, Suite 275, Alpharetta, GA 30004.

(6)	The address of BayStar Capital III Investment Fund, L.P. is 80 E. Sir Francis Drake Blvd., Suite 2B, Larkspur, CA 94939.

(7)	The address of SRK Management Co. is 810 Seventh Avenue, 41st Floor, New York, New York 10019.

(8)	Shares indicated represent Series A Preferred Stock.

(9)	Shares indicated represent Series B Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company pursuant to Rule 16a-3(d), Saara Totterman, a director of the Company until March 20, 2008, sold an aggregate of 100,000 shares of the Company’s common stock on March 3, 2008, which sale was not timely reported pursuant to Section 16(a) of the Exchange Act, and 50,000 shares of the Company’s common stock on March 4, 2008, which sale was not timely reported pursuant to Section 16(a) of the Exchange Act.  Except for the transactions described directly above, based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company pursuant to Rule 16a-3(d) during the year ended December 31, 2008, no person, who at any time during the year was a director, executive officer or beneficial owner of more than 10% of any class of our common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act.

Information About Executive Officers

In addition to Mr. Markin, VirtualScopics’ additional executive officer is Molly Henderson, Chief Business and Financial Officer, Senior Vice President.

Molly Henderson, has served as Chief Financial Officer and Vice President of Finance of the Company since May 2003 and Chief Business and Financial Officer, Senior Vice President as of May 2008. She served as VirtualScopics, LLC’s Controller from October 2002 to May 2003. Ms. Henderson previously served as the Corporate Controller of Ultralife, Inc., (NasdaqNM: ULBI) a publicly-held provider of high performance lithium battery solutions. Ms. Henderson’s primary functions at the company include providing strategic direction and overseeing all legal, investor relations, patents and financial related matters, as well as overseeing and ensuring proper accounting standards of the company. Earlier in her career, she was a Manager in the audit division of PricewaterhouseCoopers LLP, and her clients included Bausch & Lomb, Inc., Frontier Communications, Tropicana and FF Thompson Health System. Ms. Henderson received her M.B.A. and B.S. degrees from the State University of New York at Buffalo.

Executive Compensation

Summary Compensation Table

The following table discloses compensation received by our principal executive officer, former chief executive officer, and our other executive officer, the chief financial officer, (the “named executive officers”) for 2007 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)

Jeffrey Markin,	2008	$265,000	$87,450	-	$534,074	(1) (2)	$9,577	(3)	$896,101
President and Chief Executive Officer	2007	$234,538	-	-	$426,942	(2)	$9,258	(3)	$670,738
Molly Henderson	2008	$175,000	$42,350	-	$43,974	(1) (2)	$1,433	(3)	$261,324
Chief Business and Financial Officer, Senior Vice President	2007	$156,412	$4,700	-	$116,961	(2)	$1,279	(3)	$278,073

1.   On April 28, 2006, Mr. Markin was granted a stock option under the 2006 Plan to purchase 500,000 shares of our common stock at $4.00 per share. On November 14, 2007, Mr. Markin was granted a stock option to purchase 100,000 shares of common stock at an exercise price of $1.20 per share. On February 26, 2008, Mr. Markin and Ms. Henderson were granted a stock option to purchase 500,000 and 50,000 shares of common stock, respectively, at an exercise price of $1.01 per share. On May 8, 2008, Ms. Henderson was granted a stock option to purchase 100,000 shares of common stock at an exercise price of $0.69 per share. Each of the options vest over four years beginning on the date of grant.

2.   The option award value represents compensation expense we recorded during the applicable fiscal year. Per SEC rules, the amount excludes forfeitures for service-based vesting conditions. Amounts calculated utilize the provisions of SFAS No. 123(R). We adopted SFAS No. 123(R) using the modified prospective transition method on January 1, 2006.

3.   The Company allows for the named executive officers to participate with standard employee medical, dental, group life and disability coverage. These amounts are the total premiums paid by the Company for such standard coverage.

Employment Agreements

On February 27, 2009, the Company entered into employment agreements with Mr. Jeffrey Markin, the president and chief executive officer of the Company, and Ms. Molly Henderson, the chief business and financial officer of the Company. The employment agreements superseded any existing employment agreements between the Company and each of the aforementioned executive officers, but provides for the continuation of the executives' existing agreements with the Company addressing confidentiality, non-competition, and restrictive covenants.

The agreements provide for employment term at-will and provide the automatic renewal for successive one year terms so long as the executive remains employed with the Company. Both Ms. Henderson and Mr. Markin will receive six months of continued salary and benefits if either is terminated without cause.  In the event there is a change of control of the Company, each named executive is entitled to receive twelve months salary if a comparable position is not offered.

Bonus Plans

During 2008, the Compensation Committee administered bonuses to our executive officers under the 2007 Bonus Plan. The 2007 Bonus Plan covers all employees of the company including the Chief Executive Officer, and the Chief Business and Financial Officer.  The 2007 Bonus Plan provides performance criteria based upon meeting certain financial and operational targets in the 2007 fiscal year. If our performance meets or exceeds the staged targets in the Plan, the participating employees may receive cash incentive bonus payments equal to a percentage of an employee’s eligible base pay, amounts may be further adjusted for individual performance. With respect to the Chief Executive Officer, the bonus percentage range is 0% to 30% of eligible base pay for the Chief Business and Financial Officer, the bonus percentage range is 0% to 22%. For management employees the bonus percentage range is 2% to 8% of eligible base pay. The Chief Executive Officer is not eligible for a bonus unless the Company meets the initial threshold for financial performance. Employees other than the Chief Executive Officer may receive a discretionary bonus if our performance results do not meet the threshold. The Committee may adjust the bonus amounts on a discretionary basis for individual performance, and for our results above the maximum thresholds.

In February 2009, the Compensation Committee adopted the 2009 Bonus Plan. The new plan amends the terms of the 2007 Bonus Plan.  The 2009 Bonus Plan provides performance criteria based upon the Company meeting certain financial and operational targets in the 2009 fiscal year, and require the Company to achieve improved financial performance over fiscal 2008.  If the Company's performance meets or exceeds the staged targets in the Plan, the participating executive may receive cash incentive bonus payments equal to a percentage of the executive’s eligible base pay.  Amounts may be further adjusted by the Compensation Committee for exceptional individual performance.  The bonus percentage range is 0% to 30% of eligible base pay for the chief executive officer, and 0% to 22% for the chief business and financial officer.  The executive officers are not eligible for a bonus unless the Company meets the initial performance thresholds.  The Plan also includes a bonus pool employees other than the executive officers based on the same bonus percentages.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards made to our named executive officers that were outstanding at December 31, 2008.

	Option Awards
RName	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Jeffrey Markin,	250,000	250,000	(1)	$4.00	4/28/2016
President and Chief	25,000	75,000	(2)	$1.20	11/14/2017
Executive Officer	0	500,000	(3)	1.01	2/26/2018
Molly Henderson	175,000	0		$1.81-$2.25	9/30/2012-12/31/2013
Chief Business and Vice	229,685	0		$2.25	9/9/2015
Financial Officer, Senior	6,250	18,750	(2)	1.20	11/14/2017
President	0	50,000	(3)	1.01	2/26/2018
	0	100,000	(4)	0.69	5/8/2018

1.   These options were granted on April 28, 2006, subject to stockholder approval under the 2006 Long-Term Incentive Plan. These options vest in four increments of 25% commencing on April 28, 2007 and on each of the three anniversaries thereafter.

2.   These options were granted on November 14, 2007. These options vest in four increments of 25% commencing on November 14, 2008 and on each of the three anniversaries thereafter.

3.  These options were granted on February 26, 2008. These options vest in four increments of 25% commencing on February 26, 2009 and on each of the three anniversaries thereafter..

4.  These options were granted on May 8, 2008. These options vest in four increments of 25% commencing on May 8, 2009 and on each of the three anniversaries thereafter.

Certain Relationships and Related Transactions

Pfizer Clinical Imaging and Services Agreement

Concurrent with Pfizer’s equity investment in VirtualScopics, LLC in June 2002, VirtualScopics, LLC entered into a Clinical Imaging and Services Agreement with Pfizer. This agreement was renewed for a two-year period commencing August 2005 and further renewed in November 2006. The agreement is intended to assist VirtualScopics, LLC in further developing and validating its image analysis software and image-based biomarkers through testing by Pfizer. The agreement automatically renews in one-year terms at the end of the current two-year term. Pfizer may terminate the agreement for any or no reason on 30 days’ advance notice.

MRI Machine

In December 2002, VirtualScopics, LLC received an investment of $2,450,000 from GE Medical Systems for 1,088,889 of VirtualScopics, LLC series C preferred units. These units were converted into shares of our Common Stock. Upon receipt of the proceeds of this investment, VirtualScopics, LLC purchased an MRI machine from this investor for $2,300,000. During 2003, the equipment was sold to the University of Rochester, a related party, for $2,300,000. VirtualScopics, LLC received a payment of $1,250,000 from the University of Rochester in addition to retaining the right to use the machine exclusively one day a week through 2010. The advanced use of the equipment of $1,050,000 was recorded as a deferred asset on the balance sheet and is amortized based on usage over the life of the agreement. The equipment will be used by us for research and to broaden our ability to service our customers.

PROPOSAL 2-
AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK

This proposal, if approved, will authorize amendments to our Certificate of Incorporation for the purpose of effecting a reverse stock split of our outstanding common stock in the range of 1:2 to 1:4, with our Board of Directors having the authority to determine whether to file the amendments and, if filed, the exact ratio to be set within such range without further approval or ratification of stockholders.

Introduction

Our Board of Directors has approved a proposal to amend our Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from 1-for-2 to 1-for-4. Our Board of Directors has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon amendments to our Certificate of Incorporation to effect the reverse stock split of our outstanding common stock so that a number of shares of our common stock of between 2 and 4, will be combined into one share of our common stock.

The reason we want to effect the reverse split is to increase the market price per share of our common stock in order to maintain the listing of our common stock on the Nasdaq Capital MarketSM. See ‘‘— Reasons for the Reverse Stock Split.’’ We believe that maintaining the listing of our common stock on the Nasdaq Capital MarketSM is in the best interests of our stockholders. The Board plans to implement the reverse stock split only if needed to regain compliance with Nasdaq listing standards.

In May 2008, our stockholders approved a proposal to amend our Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from 1-for-2 to 1-for-4. Our Board of Directors elected not to effect the reverse stock split because it was not necessary to maintain our Nasdaq listing.  Nasdaq granted us an extension, eventually through August 10, 2009 to regain compliance with the minimum bid price requirement.

If stockholder approval is received for this proposal, our Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect whether or not to effect the reverse stock split, and if so, the number of shares of our outstanding common stock between 2 and 4, that will be combined into one share of our common stock. Our Board of Directors believes that stockholder approval of amendments granting the Board this discretion, rather than approval of a specified exchange ratio, provides maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of our stockholders. If approved by the stockholders, our Board of Directors will have the authority to effect a reverse stock split on only one occasion, unless we seek stockholder approval of, and the stockholders subsequently approve, an additional reverse stock split, which we do not currently anticipate.

The par value of our common stock and preferred stock will remain unchanged at $0.001 per share. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split.

In determining the ratio of the reverse stock split to implement, our Board of Directors will consider, among other things, prevailing market conditions, the trading price of our common stock, the number of round lot holders of our common stock and the steps that we will need to take in order to maintain compliance with the trading price requirements and other listing regulations of the Nasdaq Capital MarketSM. Based in part on the price of our common stock on the days leading up to the filing of the amendments to our Certificate of Incorporation effecting the reverse stock split, our Board of Directors will select the ratio which it believes will, in accordance with Nasdaq maintenance requirements, (i) increase the trading price of our common stock sufficiently to maintain a minimum bid price above $1.00 and (ii) result in the continued existence of at least 300 stockholders of round lots. While we believe the reverse stock split will allow us to maintain compliance with Nasdaq continuing listing standards, there can be no assurances that we will be able to do so.

A vote in favor of this ‘‘Proposal 2 — Amendment to Certificate of Incorporation to Effect a Reverse Stock Split of Outstanding Common Stock’’ will be a vote for approval of each of the reverse split ratios in the specified range and for the granting of authority to our Board of Directors to effect the reverse stock split in the range as it deems advisable at the time the reverse stock split is to be effected.

The text of the form of the proposed amendments to our Certificate of Incorporation is attached to this Proxy Statement as Appendix A. If approved by our stockholders and if, following that approval, our Board of Directors determines that effecting the reverse stock split is in the best interests of our stockholders, the amendments to our Certificate of Incorporation will be completed with numbers evidencing the ratio of the approved reverse stock split. The amendment will become effective upon filing with the Secretary of State of the State of Delaware.

Reasons for the Reverse Stock Split

The reason we want to effect the reverse split is to increase the market price per share of our common stock. Our common stock has been traded on the Nasdaq Capital MarketSM since 2006. One of the requirements for continued listing on the Nasdaq Capital MarketSM is that shares retain a $1.00 minimum bid price. On February 6, 2008, we received a notice from the Nasdaq Stock Market, Inc. advising that we had 180 calendar days (until August 6, 2008) to regain compliance with the minimum bid price requirement. On August 7, 2008, the Company received a notice from Nasdaq that it had failed to regain compliance with the minimum bid price requirement. Delisting was delayed pursuant to the decision from a subsequent panel hearing the Company requested which extended the compliance period an additional 180 calendar days (until February 6, 2009) in accordance with Nasdaq rules. Nasdaq extended this date two more times, in connection with a temporary suspension of the $1.00 minimum bid price requirement until for all listed companies, first until May 11, 2009, and now until November 9, 2009.  Accordingly, if we do not regain compliance with the Nasdaq minimum bid price requirement, then Nasdaq will notify us that our securities will be delisted. In the event that it is necessary, we expect that a reverse stock split of the common stock will enable shares of our common stock to trade above the $1.00 minimum bid price requirement.

We believe that maintaining the listing of our common stock on the Nasdaq Capital Market SM is in the best interests of VirtualScopics and our stockholders. Listing on the Nasdaq Capital MarketSM increases the liquidity of VirtualScopics common stock and may minimize the spread between the ‘‘bid’’ and ‘‘ask’’ prices quoted by market makers. Further, maintaining our Nasdaq Capital MarketSM listing may enhance our access to capital that may be necessary as we consider our plans for entering the diagnostic market. A delisting from the Nasdaq Capital Market SM will also make us ineligible to use Securities and Exchange Commission (‘‘SEC’’) Form S-3 to register the sale of shares of our common stock or to register the resale of our securities held by certain of our security holders with the SEC, thereby making it more difficult and expensive for us to register our common stock or other securities and raise additional capital, if necessary. Form S-3 generally allows the registration statement to be continuously updated through the incorporation by reference of our periodic SEC filings. Maintaining the effectiveness of such registration statements and keeping the information contained therein current and up to date will become extremely difficult, time-consuming and expensive. We would also incur additional costs under state blue-sky laws to sell equity if we are delisted.

We also believe that the increased market price of our common stock expected as a result of implementing a reverse stock split will help improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split.

For the above reasons, we believe that having the ability to effect the reverse stock split will help us regain and maintain compliance with the Nasdaq listing requirements, could improve the marketability and liquidity of our common stock, and allow us to continue to use Form S-3 for the registration of the sale of our shares, if any, and is therefore in the best interests of VirtualScopics and our stockholders.

 However, we cannot assure you that the reverse stock split, if implemented, will have the desired effect of proportionately raising our common stock price over the long term, or at all. The effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to VirtualScopics is varied. Under applicable Nasdaq rules, in order to regain compliance with the $1.00 minimum bid price requirement and maintain our listing on the Nasdaq Capital MarketSM, the $1.00 bid price must be maintained for a minimum of ten consecutive business days. However, under Nasdaq rules, Nasdaq may, in its discretion, require us to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance with the minimum bid price requirement. In determining whether to monitor bid price beyond ten business days, Nasdaq will consider the following four factors: (i) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (ii) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (iv) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the reverse split is effected or that the market price per share after the reverse split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors which are unrelated to the number of shares outstanding, including our future performance. While we believe the reverse stock split will allow us to maintain compliance with Nasdaq continuing listing standards, there can be no assurances that we will be able to do so.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by our Board of Directors that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of our stockholders. In determining the ratio of the reverse stock split to implement, our Board of Directors will consider, among other things, prevailing market conditions, the trading price of our common stock, the number of round lot holders of our common stock and the steps that we will need to take in order to maintain compliance with the trading price requirements and other listing regulations of the Nasdaq Capital MarketSM.

Notwithstanding approval of the reverse stock split by the stockholders, our Board of Directors may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one year anniversary of this Annual Meeting of Stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the amendments prior to the one year anniversary of this Annual Meeting of Stockholders, stockholder approval again would be required prior to implementing any subsequent reverse stock split.

Effects of the Reverse Stock Split

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split. On March 31, 2009 we had 23,723,342 shares of our common stock outstanding and 61,276,658 shares of common stock that were authorized but unissued. Our Board of Directors has reserved for possible future issuance an aggregate of 8,322,245 shares of common stock for issuance upon the conversion of our outstanding Series A and Series B Preferred Stock, 4,396,656 shares of common stock for issuance upon the exercise of outstanding warrants, 5,421,308 shares of common stock for issuance for future grants and upon exercise of options granted and other equity awards under our equity incentive plans. All of these share numbers will be adjusted in the ratio of the reverse split.

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. For example, if our Board of Directors selected a 1-for-2 reverse stock split, every two shares of our common stock that a stockholder owns will be combined and converted into a single share. We estimate that, following the reverse stock split, we would have approximately the same number of stockholders. Except for any changes as a result of the treatment of fractional shares, the completion of the reverse stock split alone would not affect any stockholder’s proportionate equity interest in VirtualScopics. By way of example, a stockholder who owns a number of shares that, prior to the reverse stock split, represented 1% of our outstanding shares would continue to own 1% of our outstanding shares after the reverse stock split. The reverse stock split will not reduce your ownership interest except as a result of the treatment of fractional shares as specified below. The reverse stock split may, however, increase the number of stockholders of VirtualScopics who own ‘‘odd lots’’ of less than 100 shares of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

The amendment will not affect the number of authorized shares of preferred stock which VirtualScopics may issue which shall remain at 15,000,000 shares or the outstanding shares of preferred stock. As of March 31, 2009, there were 3,816 shares of Series A Preferred Stock and 4,226 shares of Series B Preferred Stock outstanding, respectively.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive a fractional share of our common stock as a consequence of the reverse stock split, upon surrender to the exchange agent of the certificates representing such fractional shares, will instead be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of our common stock on the business day immediately preceding the effective date of the reverse stock split as reported on the Nasdaq Capital Market SM by (ii) the number of shares of our common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

Effect of the Reverse Stock Split on Options, Warrants and Preferred Stock

The number of shares subject to our outstanding options and warrants will automatically be reduced in the same ratio as the reduction in the outstanding shares. The per share exercise price of those options and warrants will also be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options and warrants will remain unchanged. For example, assume that a 1-for-2 reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share. On the effectiveness of the 1-for-2 reverse stock split, the number of shares subject to that option would be reduced to 500 shares and the exercise price would be proportionately increased to $2.00 per share. In connection with the reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. In addition, the proposed reverse stock split will reduce the number of shares of common stock available for future issuances under our 2006 Long Term Incentive Plan in proportion to the exchange ratio selected by our Board of Directors within the limits set forth in this proposal.

Our Series A Preferred Stock provides that in connection with a reverse split, the conversion rate in effect (830.36 shares of common stock per one share of Series A Preferred Stock) on the day following the day upon which such combination becomes effective shall be proportionately reduced, effective immediately after the reverse split becomes effective. Our Series B Preferred Stock provides that in connection with a reverse stock split the conversion price in effect immediately prior to the reverse stock split ($1.2043 per share), will be proportionally increased immediately after the reverse stock split becomes effective. The outstanding shares of Series A Preferred Stock and Series B Preferred Stock themselves will not be changed as the result of the split.

Exchange of Stock Certificates

The combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically on the date that the selected amendments to our Certificate of Incorporation effectuating the reverse stock split is filed with the Secretary of State of the State of Delaware (referred to as the effective date), without any action on the part of our stockholders and without regard to the date that stock certificates representing the shares prior to the reverse stock split are physically surrendered for new stock certificates.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates will be issued to a stockholder until the stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent. Stockholders should not destroy any stock certificates and should not submit their stock certificates until they receive a transmittal form from our transfer agent.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The amounts of net income or loss per common share and net book value per common share will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our Certificate of Incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as ‘‘capital assets’’ within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and does not account for or consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, regulated investment companies, personal holding companies, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-reverse split shares as ‘‘qualified small business stock’’ within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon the Code, existing and proposed U.S. Treasury regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences of the reverse stock split to vary substantially from the consequences described herein. This summary does not address tax considerations under state, local, foreign and other laws. Furthermore, no ruling from the Internal Revenue Service (the ‘‘IRS’’) or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance that the IRS would agree with the conclusions set forth in this summary.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to constitute a ‘‘recapitalization’’ within the meaning of Section 368(a)(1)(E) of the Code. Assuming the reverse stock split qualifies as a recapitalization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. A stockholder who receives cash in lieu of a fractional share interest in the post-reverse split shares generally will recognize gain or loss equal to the difference, if any, between the cash received and the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the pre-reverse split shares were held for more than one year. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore (excluding any portion of the stockholder’s tax basis allocated to fractional share interests), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

Assuming the reverse stock split qualifies as a recapitalization, no gain or loss will be recognized by VirtualScopics as a result of the reverse stock split.

Required Vote

The affirmative vote of the holders of a majority of the shares of our outstanding voting stock on the record date will be required to approve these amendments to our Certificate of Incorporation to effect a reverse stock split. Abstentions and broker non-votes are treated as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3 –
AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN

We are seeking stockholder approval of amendments to our existing 2006 Plan. The Company’s 2006 Plan was first approved by the Company’s stockholders in May 2007. Initially, 2,500,000 shares of Common Stock were authorized for issuance under the Plan.  As of December 31, 2008, only 196,202 shares remained available under the Plan. On February 24, 2009, the Board of Directors approved, the Amended and Restated 2006 Long-Term Incentive Plan of the Company (the “2006 Amended Plan”), which amends and restates the 2006 Plan; (i) to increase the number of shares authorized for issuance from 2,500,000 to 6,900,000; (ii) to permit conditional awards with respect to this and future amendments; and (iii) to increase the 5% limitation on the number of shares available for stock awards without vesting restrictions to 20%. The amendments are subject to stockholder approval and approval is required pursuant to NASDAQ Rule 4350(i)(1)(A).

The Board believes the amendments are necessary in order to have sufficient shares for future retention of key employees and the recruitment of new employees.  The Board of Directors has unanimously approved each amendment.  The Company does not presently contribute to a retirement plan for employees and therefore views incentive equity compensation as an important benefit and incentive for employees. The amendment to increase the shares available under the 2006 Plan also requires stockholder approval pursuant to the terms of the Plan. This will also enable the Company to have a sufficient number of shares to conduct the proposed stock option exchange.  See Proposal 4 – “Stock Option Exchange,” below.  The stock option exchange contemplates exchanging underwater stock options with current employees who hold options under the 2006 Plan, the 2001 Long Term Incentive Plan and our 2005 Long Term Incentive Plan, (“Pre-2006 Plans").  Since no further awards may be made under the Pre-2006 Plans, new options to be issued in exchange for such shares would need to come out of the 2006 Plan.

The material features of the amendments to the 2006 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the proposed 2006 Amended Plan, the full text of which, as amended and restated, subject to stockholder approval, is set forth as Appendix B to this Proxy Statement.

Description of the 2006 Amended Plan

The purpose of the 2006 Amended Plan is to increase stockholder value by promoting growth and profitability, to provide certain employees, directors, consultants and advisors with an incentive to achieve corporate objectives and to attract and retain employees, directors, consultants and advisors of outstanding competence. Grants under the Plan may be stock options or awards of stock.  The Plan is administered by the Compensation Committee of our Board of Directors.

The 2006 Amended Plan provides for the grant of awards with respect to a maximum of 6,900,000 shares of Common Stock, increased from the 2,500,000 limit under the 2006 Plan. The increased amount of option shares represent approximately 20% of the outstanding shares of our common stock as of the record date, plus those shares of our common stock issuable upon conversion of our outstanding Series A Preferred Stock and Series B Preferred Stock and outstanding warrants.  If all or any portion of an award is forfeited or expires or terminates without the issuance of shares of stock, then the shares covered by that award (or portion of award) will again be available for grant under the 2006 Amended Plan. However, shares that are tendered by a grantee or retained by us as payment for the exercise price of an award or to satisfy tax withholding obligations will not be available for issuance again under the 2006 Amended Plan.

Any employee, including any officer or employee-director, or non-employee director, of, and any consultant or advisor to, us or an affiliate and certain former employees of us shall be eligible to receive awards.  As of March 31, 2009, we had 55 employees who would be eligible to participate in the Plan.

Awards under the 2006 Amended Plan will be reflected in an award agreement with the participant. Our Compensation Committee determines who will receive awards, the types of awards, the number of shares subject to the awards, and the terms of the award consistent with the limitations of the 2006 Amended Plan. The terms need not be the same for each award. The term of any award may not be more than ten years from its grant date. The Committee may design any award to meet the requirements for "performance-based compensation" under Section 162(m) of the Code. Whether or not provided by an award agreement, the Committee may accelerate the exercisability or vesting of any award at any time and for any reason. If a change of control of the Company occurs, then, except as the Board may expressly provide beforehand, all outstanding awards will become fully exercisable and fully vested and all restrictions on such awards will lapse.

Awards under the 2006 Amended Plan may not be transferred other than by will or the laws of descent and distribution, or, other than an incentive stock option, to the extent permitted under the terms of the award, by gift or domestic relations order to a family member or family controlled trust.

Awards under the Plan may consist of stock options (both incentive and non-qualified options), stock appreciation awards and restricted stock. No more than 6,900,000 shares may be issued for incentive stock options. For any award intended to be “performance-based compensation” under Section 162(m) of the Code, no more than 1,000,000 shares may be subject to options and stock appreciation rights granted to any one individual during any calendar-year period, and no more than 500,000 shares and no more than $1,500,000 may be subject to such other awards granted to any one individual during any calendar-year period for other types of awards. No more than 1,500,000 shares may be issued pursuant to restricted stock awards or performance awards.

Stock Options. Stock options are grants of options to purchase shares. An option may be intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, or a non-qualified option that is not an incentive stock option. The Compensation Committee will determine the term, when the option becomes exercisable and the exercise price. The option term may not exceed ten years from the date of grant. The exercise price for a share under a non-qualified option must be at least 100% of the fair market value of a share on the date the option is granted. Incentive stock options may be granted only to employees, and the exercise price for a share under an incentive stock option must be at least 100% of the fair market value of a share on the date the option is granted. On March 31, 2009, the final quoted sales price of our common stock was $0.80 based on the closing price of the common stock on the Nasdaq Capital Market on such date.

Stock Appreciation Rights. Stock Appreciation Rights, or SARs, entitle the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price, term, methods of exercise, methods of payment or settlement, including whether such SAR shall be paid in cash or shares, is determined by the Committee.

Restricted Stock. The Compensation Committee may award to a participant shares of common stock subject to specified restrictions or no performance criteria or restrictions. Shares of restricted stock are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The Committee will determine any vesting requirements, restrictions on resale or other disposition, and repurchase rights of the shares of stock awarded.

For participants who are subject to Section 162(m) of the Code, the Company performance targets may be established by the Compensation Committee, in its discretion, based on one or more performance objectives, including the Company's financial performance, operating performance and financial condition.

Performance Awards. A performance award entitles a participant to receive a payment based upon the attainment of predetermined performance objectives over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee.

Award periods will be established at the discretion of the Compensation Committee. The performance objectives will also be determined by the committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Compensation Committee’s discretion, based on one or more of the performance objectives described under the section titled “Restricted Stock” above. To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Compensation Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Our Board of Directors may generally amend or terminate the 2006 Amended Plan without the consent of any stockholder or participant. However, the following amendments require the approval of stockholders: (i) an increase in shares available for awards under the Plan or available for incentive stock options, and performance-based awards; (ii) reduce the minimum option exercise price; or (iii) permit the repricing of options prohibited by Section 3(d) of the Plan.

Federal Income Tax Consequences

The material tax consequences of grants under the 2006 Amended Plan to the Company and to employees who are U.S. citizens under current U.S. federal income tax laws are as follows:

Non-Qualified Stock Options. The grant of a non-qualified stock option is not a taxable event for the grantee or for the company. Upon the exercise of a non-qualified stock option, the grantee recognizes ordinary income to the extent that the fair market value of the shares received upon exercise of the non-qualified stock option on the date of exercise exceeds the exercise price. In the year that the grantee recognizes ordinary income on exercise of the non-qualified option, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

Upon disposition of any shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the sale price and the grantee's basis in the shares (the exercise price paid for the shares plus any ordinary income recognized on exercise of the option) will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

 Incentive Stock Options. The grant of an incentive stock option is not a taxable event for the grantee or for the company. A grantee does not generally recognize taxable income upon the exercise of an incentive stock option. Upon the sale of shares received on exercise of an incentive stock option, the grantee recognizes income in an amount equal to the difference, if any, between the exercise price of the shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the grantee does not dispose of the shares within two years after the date of the grant of the incentive stock option and has held the shares for at least one year after the transfer of the shares on exercise, and we are not entitled to a federal income tax deduction. The holding period requirements are waived when a grantee dies. If a grantee sells shares received on exercise of an incentive stock option either within two years of the date of grant of the option or within one year after the transfer of the shares on exercise, the grantee recognizes ordinary income to the extent of the lesser of (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the grantee has held the shares prior to disposition. In the year of disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes as a result of the disposition. The exercise of an incentive stock option may in some cases trigger liability for the alternative minimum tax.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Stock. Generally, the grantee of a restricted stock award recognizes ordinary income in the year of the award in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the grantee for the shares. But, if the shares are subject to forfeiture when awarded, unless the grantee elects to be taxed on the shares in the year of the award, the grantee will not recognize ordinary income until the shares become vested. Absent an election to be taxed in the year awarded, the grantee recognizes ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the grantee for the shares. In the year that the grantee recognizes ordinary income as a result of the stock award, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

Upon disposition of any shares received pursuant to a stock award, the difference between the sale price and the grantee's basis in the shares (the amount paid for the shares, if any, plus any ordinary income recognized on the shares) will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

Performance Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Special Limitation on Our Deductions. We may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of our two other most highly compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. We believe that grants of stock options may qualify as performance-based compensation and, as such, may be exempt from the $1 million limitation on deductible compensation. Awards of restricted stock under the 2006 Amended Plan may also be designed to qualify as performance-based compensation and be exempt from the $1 million limitation on deductible compensation.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to the recipients of awards under the Plan, or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of recipient’s death.

Principal Differences

The Plan is proposed to be amended (i) to increase the number of shares authorized for issuance from 2,500,000 to 6,900,000; (ii) to ratify the Board of Directors amendment to permit the grant of conditional awards with respect to future amendments; and (iii) to increase the 5% limitation on the number of shares available for stock awards with no vesting restrictions to 20%.

The 2006 Plan as originally adopted authorized 2,500,000 shares for issuance under the plan. As previously discussed, the number of shares remaining which may be issued under the 2006 Plan are insufficient to meet the needs of the Company to operate the incentive plan and retain employees. As amended, the 2006 Amended Plan authorizes 6,900,000 shares for issuance which would increase the amount of incentive stock options authorized from 2,500,000 to 6,900,000.  The increase of 4,400,000 shares will permit the Company for at least the next few years to retain employees and continue to attract new recruits in furtherance of the 2006 Plan's objectives. This will also enable the Company to have a sufficient number of shares to conduct the proposed stock option exchange.  See Proposal 4 – “Stock Option Exchange,” below.  The stock option exchange contemplates exchanging underwater stock options with current employees who hold options under the 2006 Plan and under our 2001 and 2005 Long Term Incentive Plan and a one-time out-of-plan grant of 350,000 option shares in November 2005, the Pre-2006 Plans.  Since no further awards may be made under the Pre-2006 Plans, new options to be issued in exchange for such shares would need to come out of the 2006 Plan.  There are presently 2,369,024 shares underlying options under the Pre-2006 Plans.  As of March 31, 2009, approximately 1,367,456 of these shares would be eligible for exchange under proposed stock option exchange assuming a threshold price of $1.00 per share.  Assuming all options eligible for exchange were exchanged an additional 683,728 option shares would be needed from the 2006 Plan, however, the net decrease in total options outstanding related to the Pre-2006 Plans would be 683,728 due to the cancellation of one-half of the shares.

The 2006 Plan as originally adopted, permitted the Board to grant conditional awards only during the time period between initial creation of the 2006 Plan and the stockholders’ adoption of the 2006 Plan. As written, the 2006 Plan did not authorize conditional awards to be approved by stockholders after the effective date of the 2006 Plan adoption. As amended, the 2006 Amended Plan authorizes the Board to grant conditional awards subject to stockholder approval for any time in the future.  The 2006 Plan was amended to include this provision and the Compensation Committee has made conditional awards subject to approval of this proposal.  This particular amendment is effective but will lapse if not approved by stockholders at the Annual Meeting.  The Board is asking the stockholders to ratify this amendment as well.

The 2006 Plan as originally adopted restricted the number of shares available for stock awards with no vesting restriction to a 5% limit. To allow for the granting of restricted stock to our Board of Directors in lieu of cash and to increase employment retention and satisfaction, this 5% limitation has been increased to 20% under the 2006 Amended Plan.

New Benefits

 The Compensation Committee made awards under the 2006 Plan of stock options, covering an aggregate of 603,750 shares of our common stock, subject to stockholder approval of the 2006 Amended Plan. If stockholders approve the 2006 Amended Plan, the plan benefits to be paid to the officers, directors, and employees are reflected in the following table.

NEW PLAN BENEFITS

Name and Position	Shares Underlying Options Granted
Jeffery Markin, CEO	412,500
Molly Henderson, CFO	191,250
Executive Group (2 persons)	603,750
Non-Executive Director Group	-
Non-Executive Officer/Employee Group (53 persons)	-

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2008, relating to our equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,297,980	(1)	$1.83	20,658
Equity compensation plans not approved by security holders	350,000	(2)	$2.50	-
Total	5,647,980		$1.87	20,658

(1)           This amount includes shares under the plans of VirtualScopics, LLC, pursuant to the November 2005 reverse acquisition in connection with which we agreed to issue 532,490 shares of our common stock to holders of warrants granted by VirtualScopics, LLC, in exchange for consideration in the form of goods and services. Also pursuant to the transaction, we agreed to issue 2,327,937 shares of our common stock to holders of options granted by VirtualScopics, LLC pursuant to its 2001 Long-Term Incentive Plan and its 2005 Long-Term Incentive Plan. No further options are available for future issuance under these plans. Also included are shares granted under our 2006 Plan approved by security holders in May 2007.  Options to purchase 669,640 shares have been cancelled pursuant to their terms and options to purchase 25,000 shares have been exercised. Also in connection with our November 2005 private placement, we issued warrants to purchase 280,000 shares of our common stock to the placement agents for such transaction. As of February 28, 2009, 50,598 shares under the placement agent warrants were exercised. It also includes 67,530 shares of common stock underlying warrants we issued to the placement agent in connection with our September 2007 private placement, which was approved by stockholders in November 2007.

(2)           In November 2005, our Board of Directors granted to our Chairman and former CEO, Robert Klimasewski, an option to purchase 350,000 shares of our common stock at $2.50 per share.

Registration

We intend to register the additional shares of stock available for issuance under a Registration Statement on a Form S-8 to be filed with the SEC.

Vote Required For Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented at the meeting and entitled to vote is required for the adoption of the amendments herein described.  Abstentions and broker non-votes will be counted as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4 -
STOCK OPTION EXCHANGE

The Board of Directors has determined that it would be in the best interest of the Company to implement a one-time stock Exchange Offer for all option holders who are current employees and directors of the Company and hold options under the Company's 2001, 2005 or 2006 Long Term Incentive Plans and a one-time out-of-plan grant from November 2005 (the "Option Holders"), whereby current issued and outstanding stock options would be exchanged for new options with a strike price more closely aligned with the Company's current market price per share (the "Exchange Offer").  If implemented, the Exchange Offer would allow us to cancel certain stock options currently held by some of our Option Holders in exchange for the grant of a lesser amount of stock options with lower exercise prices. The exchange ratio will be 1:2, meaning for every two outstanding options with equivalent terms, one will be granted at the fair market value. We will only offer to exchange options that are underwater (i.e., where the fair market value of the shares underlying such options is less than the option exercise price on the date of determination), and have an exercise of at least $1.00 per share (“Underwater Options”).  Stockholder approval is required for this proposal under the NASDAQ listing rules and the terms of the 2006 Plan. If the Company's stockholders approve this proposal, the Board intends to commence the exchange program as soon as practicable after the Annual Meeting. If the Company's stockholders do not approve this proposal, the exchange program will not take place.

Stock options for the Company’s employees and directors are very important in promoting the growth and profitability of the Company.  The Company does not provide a match to employee contributions under its defined contribution plan and views stock options as an alternative compensation component.  The decline in the Company’s stock price has posed a major challenge to the overall goal of retaining and motivating employees upon whom the Company and stockholders rely to help move the Company forward. Many of the stock options that were granted now have exercise prices that are much higher than the trading price of the Company’s common stock and, as such, are ineffective as retention or incentive tools for future performance.  As of the March 31, 2009 record date, eligible Option Holders held stock options to purchase over 3,381,000 (approximately 2,014,000 pursuant to the 2006 Plan,  752,000 pursuant to the 2005 Plan, 265,000 pursuant to the 2001 Plan and 350,000 pursuant to the one-time out-of-plan grant in November 2005, (collectively with the 2001 and 2005 Plans, the "Pre-2006 Plans")) shares of the Company’s common stock with exercise prices above the fair market value of the Company’s common stock on that date ($0.80 per share). As of March 31, 2009, the total amount of stock options outstanding approximate 5,421,000 and include those listed above as well as those granted to contract radiologists for services performed and those granted under the 2001 Plan to former employees. Only current employees will be eligible to exchange their stock options. The Board of Directors has determined that the magnitude of this problem weakens significantly the effectiveness of the Company’s long-term incentive program and detracts from the effectiveness of overall compensation.

The Exchange Offer has been designed to reinstate, as of a current date, the retention and motivational value of the Company’s stock option program and to balance the interests of Option Holders and stockholders, by offering Option Holders an opportunity to exchange Underwater Options for options to purchase fewer shares at a per share exercise price equal to the fair market value of the Company’s common stock on the date of issuance. The Company has incorporated market “best practices” to address what it considers to be the key concerns of stockholders. These include the following:

•	Options exchanged under the Exchange Offer will reduce the overall number of shares underlying outstanding options (“overhang”).

•
Only outstanding stock options that are underwater by and have an exercise price of $1.00 or more will be eligible for the Exchange Offer (approximately 25% above closing price on March 31, 2009).  As of March 31, 2009, the 52-week high closing price of our shares on the Nasdaq Capital Market was $1.09 per share.

•	One year of additional vesting will be added to the vesting schedule of exchanged options

•	The expiration date of each new option will be identical to the expiration date of the exchanged option.

•	Participation in the Exchange Offer will be entirely at the election of the Option Holders; any Option Holder who chooses not to participate will continue to hold his or her current stock options.

•
Options under the 2001 Long Term Incentive Plan currently do not expire upon termination of the employee, under this exchange, the new option will be under the 2006 Plan which requires options to expire 90 days post employment.

•	Only active employees and directors will be eligible for the Exchange Offer.

•	The exchange of options under the Exchange Offer will be a non-taxable event for U.S. Federal income tax purposes.

Set forth below are summaries of the Exchange Offer.

Description of Exchange Offer

1. Offer to Exchange Options.  Under the proposed Exchange Offer, Option Holders will be given the opportunity to exchange their Underwater Options for new stock options representing the right to purchase one half of the existing option shares at a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of issuance of the new options.

If the Exchange Offer is approved by stockholders, the Compensation Committee will determine whether and when to initiate or terminate the Exchange Offer or any exchange offer made to implement the Exchange Offer. The Exchange Offer may be implemented by one or more separate exchange offers prior to May 28, 2010, at the discretion of the Compensation Committee; however, in no event may more than one offer to exchange be made for any outstanding option. Under any exchange offer, any new options will be granted pursuant to the 2006 Plan.

Participation in the Exchange Offer will be voluntary. Because there is no assurance that any profit realized on a new option issued under the Exchange Offer will be greater than the profit that the Option Holders would have realized had he or she retained his or her options and not exchanged them in the Exchange Offer, there is no way for the Company to predict how many Option Holders will participate or how many options will be tendered.

2. Eligible Option Holders.  The Exchange Offer will only be open to Option Holders who hold Underwater Options (as described in the next paragraph). As of March 31, 2009, approximately 50 Option Holders would have been eligible to participate in the Exchange Offer.  The program will not be available to any former employees. If an optionee is no longer an employee with the Company for any reason on the date that the new grants are made, even if he or she had elected to participate and had tendered his or her options for exchange, such employee will not be able to participate in the Exchange Offer.

3. Eligible Options.  The options eligible for exchange under any exchange offer made pursuant to the Exchange Offer will be the outstanding stock options granted to Option Holders by the Company under each Plan that are Underwater Options, based on the fair market value of the Company’s common stock as of a date specified by the terms of the Exchange Offer, which will not be more than ten business days prior to the Exchange Offer. No additional shares are available for issuance under the Pre-2006 Plans. The Pre-2006 Plans include a one-time grant to our Chairman, and our former chief executive officer, Robert Klimasewski, for 350,000 shares granted in 2005.  Option Holders exchanging stock options under the Pre-2006 Plans will receive new stock options under the 2006 Plan.  As a result, approval of Proposal 3 “Amended and Restated 2006 Long-Term Incentive Plan,” is necessary in order for the Company to implement this stock option exchange.

4. Exchange Ratio.  Option Holders participating in the Exchange Offer will receive a new stock option to purchase one share for every two shares covered by the surrendered stock option. Participation in the program will be voluntary. Option Holders will be permitted to exchange all or none of their Underwater Options for new options on a grant-by-grant basis.

5. Exercise Price of New Options.  Each new option issued pursuant to the Exchange Offer will have an exercise price not less than the fair market value of the Company’s common stock as of the new grant date.

6. Vesting of New Options.  The new options will have an additional year of vesting added to the continuation of the vesting schedule of the tendered options.

7. Term of New Options.  Each new option will have the same expiration date as the option tendered for exchange.

8. Other Terms and Conditions of New Options.  The other terms and conditions of each new option will be substantially similar to those of the tendered option it replaces. Otherwise each new option will be granted pursuant to the 2006 Plan and, accordingly, will be governed by the terms of that Plan.

9. Reduction of Overhang.  The proposed Exchange Offer is designed to help reduce the Company’s existing overhang and the potential dilutive effect on stockholders by reducing the number of outstanding options. Approximately, 3,400,000 options will be eligible for exchange. Considering Option Holders have the choice to exchange two shares for every one share, the amount of stock options outstanding could potentially be reduced by approximately 1,700,000.  Also, the options granted under the 2001 Plan that are exchanged will take on the provisions of the 2006 Plan which limits the exercise period post employment.

10. Implementation of the Exchange Offer.  If stockholders approve the Exchange Offer, Option Holders will be offered the opportunity to participate in the Exchange Offer under one or more offers to exchange filed with the Securities and Exchange Commission and distributed to Option Holders holding Underwater Options. No option eligible for exchange pursuant to a consummated offer to exchange, and no new option granted pursuant to the Exchange Offer, may be tendered pursuant to any subsequent offer to exchange made pursuant to the Exchange Offer. Employees will be given a period of at least 20 business days in which to accept an offer. For those Option Holders who accept the offer, their Underwater Options will be cancelled immediately upon expiration of the offer period and new options will be granted and option documents distributed promptly thereafter. The Exchange Offer and any exchange offer thereunder may be commenced, if at all, and terminated at the discretion of the Compensation Committee.
11. Accounting Impact.  The Company accounts for stock-based compensation for share-based payments, in accordance with Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”), which requires recognition of expense for stock option grants based on their estimated fair value as of the date of grant. Under SFAS No. 123R, to the extent the fair value of each new stock option granted to participants exceeds the fair value of the stock options surrendered, such excess is considered additional compensation. This excess, in addition to any remaining unrecognized expense for the stock options surrendered in exchange for the new stock option awards, will be recognized by the Company as an expense for compensation. This expense will be recognized ratably over the vesting period of the stock option awards in accordance with the requirements of SFAS No. 123R.

12. U.S. Federal Income Tax Consequences.  The Company expects that each option exchange offer pursuant to the Exchange Offer will be treated as a non-taxable event for U.S. federal income tax purposes. No income should be recognized for U.S. Federal income tax purposes by the Company or its option holders upon the cancellation of the existing options or the grant of the replacement options.

Effect on Stockholders

We are unable to predict the precise impact of the option exchange program on our stockholders because it is uncertain how many or which Option Holders will exchange their Underwater Options. The following table summarizes the effect of the program, assuming all Underwater Options are exchanged, as of March 31, 2009 assuming a threshold price of $1.00:

	Prior to the Exchange	Following the Exchange
Shares of Common Stock Outstanding	23,723,342	23,723,342
Shares Covered by All Outstanding Options (including options held by all employees, executive officers and directors)	5,421,308	3,730,808
Total Shares of Common Stock Outstanding, including Shares Covered by All Outstanding Options	29,144,650	27,454,150

Shares Available for Future Award Grants Under the 2006 Plan*	4,400,000	3,716,272

*
The 2006 Plan is the only stock option or equity plan from which we currently may grant equity-based awards. This assumes Proposal 3 is approved by stockholders to increase the number of shares under the 2006 Plan.

New Plan Benefits

The following table sets forth the number of stock options, held by the following persons or groups of persons, eligible for exchange if the program had been in effect during the last fiscal year, which assumes threshold price of $1.00.  The actual exchange threshold will be set within 10 business days of the commencement of the exchange offer.

Name or position	Number of Eligible Options
Jeffery Markin, CEO	1,100,000
Molly Henderson, CFO	479,685
Executive Group (2 persons)	1,579,685
Non-Executive Director Group	641,484
Non-Executive Officer Employee Group	1,159,679

Stockholder Approval

In order to permit the Company to implement the Exchange Offer in compliance with applicable NASDAQ rules, and pursuant to the 2006 Plan, the Exchange Offer is subject to approval by the Company’s stockholders at the meeting.

Vote Required for Approval.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented at the meeting and entitled to vote is required for the adoption of the Exchange Offer herein described.  Abstentions and broker non-votes are treated as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees for Audit and Other Services

The following table shows the fees billed or expected to be billed to us for the audit and other services provided by Marcum & Kliegman for 2007 and 2008:

	2007	2008
Audit Fees	$187,847	$148,450
Audit Related Fees	-	-

Total Audit and Audit Related Fees	187,847	148,450

Tax Fees	-	-

Total Fees	$187,847	$148,450

Audit Fees. This category includes the audit of our consolidated financial statements, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. This category also includes the review of interim financial statements, SEC registration statements and comfort letters.

Audit Related Fees. The services for fees under this category include other accounting advice.

Tax Fees. These fees relate to the preparation and review of tax returns, tax planning and tax advisory services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee administers our engagement of Marcum & Kliegman LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Marcum & Kliegman LLP, and whether for reasons of efficiency or convenience it is in our best interest to engage its independent auditor to perform the services. The Audit Committee has determined that performance by Marcum & Kliegman LLP of the non-audit services listed above did not affect their independence.

Prior to engagement, the Audit Committee pre-approves all independent auditor services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee for specific pre-approval before the Company can engage for them. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has not selected and appointed independent auditors for fiscal 2009.  Discussions with Marcum & Kliegman LLP, our independent auditors for fiscal 2008, will be initiated in the near future regarding our selection of independent auditors for fiscal 2009. Representatives of Marcum & Kliegman, LLP may be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and may be available to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, in accordance with the Securities Exchange Act of 1934, as amended. You may read and copy our reports, proxy statements and other information filed by us at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov and through a link at our website at http://www.virtualscopics.com. However, information on the SEC’s website and on our website does not constitute a part of this Proxy Statement.

ANNUAL REPORT TO STOCKHOLDERS

For those stockholders that received the full set of the proxy materials in the mail, a copy of our Annual Report for 2008 accompanies this Proxy Statement. For those stockholders that received only the Notice, this Proxy Statement, our Annual Report, any amendments to the foregoing materials that are required to be furnished to stockholders, and the proxy card or voting instruction form are available as instructed on the Notice.  The Notice contains instructions on how to access the proxy materials over the internet and vote online. These materials contain detailed information about the meeting, the proposals to be considered, our Board's nominees for directors and other information concerning the Company.

Internet Availability of Proxy Materials
Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to stockholders who hold their shares in street name. The Notice will also include instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the Internet. Our principal executive offices are located at 500 Linden Oaks, Rochester, New York 14625; telephone (585) 249-6231.

A stockholder who wishes to receive written copies of the Annual report or proxy materials, now or in the future, may obtain one, without charge, by addressing a request to Jim Groff, Accounting Manager, VirtualScopics, Inc., 500 Linden Oaks, Rochester, New York, 14625, calling the number indicated on the Notice and Access, or e-mailing info@virtualscopics.com.

HOUSEHOLDING

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail.

We will deliver promptly upon written or oral request, a separate copy of the Annual Report and this Proxy Statement, and any amendments to the foregoing materials that are required to be furnished to stockholders to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or this Proxy Statement, contact us at: Jim Groff, Accounting Manager, VirtualScopics, Inc., 500 Linden Oaks, Rochester, New York, 14625, (585) 249-6231. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact the Company in the same manner.

If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER MATTERS

We do not know of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, VirtualScopics will cancel the proxy.

STOCKHOLDERS' PROPOSALS

Under applicable securities laws, stockholder proposals must be received by us no later than December 17, 2009 to be considered for inclusion in our Proxy Statement relating to the 2010 Annual Stockholders Meeting. If we change the date of the 2010 Annual Meeting by more than 30 days from the date of the 2009 Annual Meeting, then stockholder proposals must be received by us a reasonable time before we begin to print and mail our Proxy Statement for the 2010 Annual Meeting. A stockholder proposal submitted outside the process of SEC Rule 14a-8 is considered untimely if it is not received by March 2, 2010.

By the Order of the Board of Directors

Molly Henderson, Chief Business and Financial Officer,
Senior Vice President and Corporate Secretary

Rochester, New York
April 10, 2009

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
VIRTUALSCOPICS, INC.

a Delaware corporation

VirtualScopics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”) hereby certifies as follows:

1.   The name of the corporation is VirtualScopics, Inc. It was originally incorporated under the name ConsultAmerica, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 27, 1988.

2.   Pursuant to Section 242 of the General Corporation Law, the amendments herein set forth have been duly approved by the Board of Directors and stockholders of the corporation.

3.   Paragraph 4 of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares of capital stock which the corporation shall have authority to issue is One Hundred Million (100,000,000) shares, of which Eighty-Five Million (85,000,000) shares shall be classified as common stock, par value $.001 per share (“Common Stock”), which Common Stock shall have no cumulative voting or preemptive rights, and Fifteen Million (15,000,000) shares shall be classified as preferred stock, par value $.001 per share (“Preferred Stock”), with the right conferred upon the Board of Directors of the Corporation to set the dividend, voting, conversion, liquidation and other rights as well as such redemption or sinking fund provisions and the qualifications, limitations and restrictions with respect to such Preferred Stock, as the Board of Directors may determine from time to time.

Immediately upon the filing of this Certificate of Amendment, each __ [number between 2 and 4] outstanding shares of Common Stock shall be combined, automatically and without further action, into one share of Common Stock. No fractional shares shall be issued to stockholders in connection with this reverse stock split, but instead, cash shall be distributed to each stockholder who would otherwise have been entitled to receive a fractional share. Such cash value shall be based upon the fair market value of the shares of Common Stock on the effective date of the reverse stock split, and shall be remitted to the stockholders entitled thereto.”

IN WITNESS WHEREOF,   this Certificate of Amendment to the Certificate of Incorporation has been signed by ______________, its authorized officer this ___ day of _____________, 2009.

By:
Title:

A-1

APPENDIX B

VIRTUALSCOPICS, INC.

AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN

Section 1. Purpose.  The purpose of the Plan is to increase stockholder value by promoting growth and profitability of the Company and its Affiliates; to provide certain employees and directors of, and certain consultants or advisors to, the Company and its Affiliates with an incentive to achieve corporate objectives; to attract and retain employees, directors, consultants and advisors of outstanding competence; and to provide such employees, directors, consultants and advisors with an equity interest in the Company.

Section 2. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

(a) “Affiliate” means any corporation, partnership, joint venture or other entity during any period in which the Company owns, directly or indirectly, at least 50% of the total voting or profits interest.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent or Performance Award granted under the Plan.

(c) “Award Agreement” means any written agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of the Board designated by the Board to administer the Plan, each member of which is an “outside director” for purposes of Section 162(m) of the Code and a “non-employee director” for the purpose of Rule 16b-3, and, to the extent the Committee delegates authority to one or more individuals in accordance with the Plan, such individual(s).

(g) “Company” means VirtualScopics, Inc., a Delaware corporation.

(h) “Conditional Award” means an Award granted pursuant to Section 6 hereof prior to and subject to stockholder approval and ratification of the Plan.

(i) “Dividend Equivalent” means any right granted under Section 10 hereof.

(j) “Employee” means any person employed by the Company or its Affiliates on a full or part-time basis, including directors who are otherwise employed by the Company or its Affiliates.

(k) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, with respect to a Share, on a specified date:

(i) the final quoted sales price on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

 (ii) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(iii) if Section 2(m)(i) and Section 2(m)(ii) are not applicable, the fair market value of a Share as the Committee may determine.

Notwithstanding the foregoing, “Fair Market Value” shall be determined in accordance with the requirements of Section 409A of the Code such that Options and Stock Appreciation Rights issued under the Plan will not constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code.

(n) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationship.

(o) “Former Employee” means any person who was employed by the Company or its Affiliates on a full or part-time basis, but is not so employed on the date of grant of an Award.

(p) “Group” means persons acting together for the purpose of acquiring the Company stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person owns stock in both the Company and another corporation that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.

(q) “Incentive Stock Option” means an option to purchase Shares granted under the Plan that is intended to meet the requirements of Section 422 of the Code.

(r) “Non-Employee Director” means a “non-employee director” within the meaning of Rule 16b-3.

(s) “Non-Qualified Stock Option” means an option to purchase Shares granted under the Plan that is not intended to be (or does not meet the requirements of) an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Participant” means an Employee, Former Employee, Non-Employee Director, consultant or advisor granted an Award under the Plan.

(v) “Performance Award” means any grant under Section 11 hereof of a right to receive Shares or cash.

(w) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Objective(s) to determine, with regards to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

(x) “Performance Objectives” shall mean the performance objectives established by the Committee pursuant to the Plan for Performance Awards. Performance Objectives may be measured on an absolute or relative basis. Performance Objectives shall be limited to specified levels of or increases in the Company’s or an Affiliate’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the stock, share price (including but not limited to, growth measures and total stockholder return), net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer satisfaction surveys and productivity.  Performance Objectives may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority).

 (y) “Performance Period” shall mean the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

(z) “Person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization.

(aa) “Plan” means this VirtualScopics, Inc. 2006 Long-Term Incentive Plan, as set forth herein and as amended from time to time.

(bb) “Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

(cc) “Restricted Securities” means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.

(dd) “Restricted Stock” means any grant of Shares, with such Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(ee) “Retirement” means the voluntary termination of employment by a Participant who is an employee, age 55 or older, with ten or more years of service to the Company or an Affiliate, with prior notice of such termination to the Company of 90 days or longer, or at the discretion of the Committee.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

(gg) “Shares” means the common stock, par value $.001 per share, of the Company and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(c) hereof.

(hh) “Stock Appreciation Right” means any such right granted under Section 8 hereof.

Section 3. Administration.

(a) Powers of Committee. The Plan shall be administered by the Committee which shall have full power and authority to: (i) designate Participants; (ii) determine the Awards to be granted to Participants (subject to the limitations set forth in Section 5 hereof); (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended, provided that no such action will result in repricing of Options prohibited by Section 3(d) hereof; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration.

(b) Committee Discretion. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participants, any holder or beneficiary of any Award, any stockholder and any employee of the Company or of any Affiliate. The Committee’s powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which the Company or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws, provided that no such action results in repricing of Options prohibited by Section 3(d) hereof.

(c) Delegation. Notwithstanding any provision of the Plan to the contrary, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to one or more officers of the Company or any Affiliate, or a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act or “covered employees” for purposes of Section 162(m) of the Code, provided that no such action shall result in repricing of Options prohibited by Section 3(d) hereof.

(d) Prohibition on Option Repricing. Except for adjustments pursuant to Section 4(c), the Company shall not reprice any Options unless such action is approved by the stockholders of the Company. For purposes of the Plan, the term “reprice” shall mean: (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Option by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) canceling an Option when its exercise price exceeds the fair market value of the underlying Shares in exchange for another Option or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Company are traded. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) hereof:

(i) The aggregate number of Shares available for granting Awards under the Plan shall be 6,900,000.

(ii) For purposes of this Section 4, other than Section 4(d)(iii) and Section 4(d)(iv), if any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(b) No Recycling of Shares. Except for cancelled or forfeited Shares and Shares settled in cash, the Plan is intended to restrict the “recycling” of Shares back into the Plan. This means that Shares exchanged or withheld to pay the purchase or exercise price of an Award (including Shares withheld to satisfy the exercise price of a Stock Appreciation Right settled in stock) or to satisfy tax withholding obligations count against the numerical limits of the Plan.

(c) Adjustments. In the event of any change in the Shares by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distributions to stockholders other than cash dividends, (i) the numbers, class and prices of Shares covered by outstanding Awards under the Plan (provided that no such adjustment shall result in repricing of Options prohibited by Section 3(d) hereof), (ii) the aggregate number and class of Shares available under the Plan, and (iii) the numbers and class of Shares that may be the subject of Awards pursuant to Section 4(d), shall be adjusted by the Committee, whose determination shall be conclusive.

(i) Without limiting the foregoing, in the event of any split-up, split-off, spin-off or other distribution to stockholders of shares representing a part of the Company’s business, properties and assets, the Committee may modify an outstanding Award so that such Award shall thereafter relate to Shares of the Company and shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed to stockholders of the Company in the same ratio in which holders of the Shares became entitled to receive shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off or spun-off or otherwise distributed, provided that no such action results in repricing of Options prohibited by Section 3(d) hereof.

(ii) With respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto, unless the holder of such Award of Incentive Stock Options agrees to convert such options to Non-Qualified Stock Options.

(iii) Notwithstanding the foregoing, a Participant to whom Dividend Equivalents have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

(d) Additional Restrictions. Subject to adjustment as provided in Section 4(c), the following additional maximums are imposed under the Plan:

(i) The maximum number of Shares that may be issued for Options intended to be Incentive Stock Options shall be 6,900,000 Shares.

(ii) The maximum number of Shares that may be issued for Options granted to Former Employees shall be 250,000.

(iii) For any Award intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code), no more than 1,000,000 Shares may be subject to Options and Stock Appreciation Rights granted to any one individual during any calendar-year period (regardless of when such Shares are deliverable).

(iv) For any Award intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code) other than an Option or Stock Appreciation Right payable in cash or Shares, no more than 500,000 Shares and no more than $1,500,000 may be subject to such other Awards granted to any one individual during any calendar-year period (regardless of when such cash or Shares are payable or deliverable).

 (v) No more than 1,000,000 Shares may be issued pursuant to Restricted Stock Awards or Performance Awards under the Plan.

Section 5. Eligibility. Any Employee, including any officer or employee-director, or Non-Employee Director, of, and any consultant or advisor to, the Company or an Affiliate shall be eligible to be designated a Participant, subject to any restrictions imposed by applicable law. An Award may be granted to an Employee prior to the date the Employee first performs services for the Company or the Affiliate, provided that such Awards shall not become vested prior to the date the Employee first performs such services. In addition, any Former Employee shall be eligible to be designated a Participant, subject to any restrictions imposed by applicable law, but shall only be eligible to receive a grant of Options under the Plan.

Section 6.  Conditional Awards. Prior to approval and ratification of the Plan by the Company’s stockholders or any amendment thereto that is required to increase the total number of Shares available for an Award or the total number of Shares available for one or more categories of an Award, as required under Section 16(a), the Committee may only grant “Conditional Awards,” with respect to the Shares requiring such approval.  A Conditional Award shall be conditioned on such stockholder approval and ratification occurring no later than the Annual Meeting of Stockholders next following the Effective Date (as defined in Section 17(s) hereof) or the date of Board approval of the amendment, as applicable. Following such stockholder approval, the Awards shall no longer be deemed Conditional Awards.  If the stockholders fail to approve and ratify the Plan by the date of such Annual Meeting, then all Conditional Awards will automatically be cancelled and immediately become null and void. Conditional Awards may be granted under the Plan only under the following conditions: (i) a Conditional Award shall be clearly identified as a Conditional Award; (ii) the grant of a Conditional Award shall be expressly conditioned on the approval and ratification of the Plan or amendment, as applicable, by the stockholders of the Company in compliance with Rule 16b-3; (iii) such stockholder approval and ratification shall occur no later than the Annual Meeting of Stockholders of the Company next following the Effective Date or the date of Board approval of the amendment, as applicable; and (iv) notwithstanding any other provision of the Plan, no holder of a Conditional Award shall have any right to receive Shares prior to such stockholder approval and ratification.

Section 7. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Exercise Price. Except as otherwise required by Section 7(d) or permitted by Section 16(d), the per Share exercise price shall be determined by the Committee, provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of the Option grant.

(b) Option Term. Except as otherwise required by Section 7(d), the term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option be more than a period of ten years from the date of its grant.

(c) Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which payment of the exercise price with respect thereto may be made.

(d) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant’s employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision.

(e) Effect of Certain Events.

(i) Termination of Employment Without Cause/With Company Consent. In the event the employment of a Participant to whom an Option has been granted under the Plan shall be terminated by the Company or an Affiliate without cause or by the Participant with the consent of the Company or an Affiliate, such Option may be exercised (to the extent of the number of shares that the Participant was entitled to purchase under such Option at the termination of employment) at any time within three months after such termination (which three-month period may be extended by the Committee), but in no event shall such three-month period or any such extension permit the exercise of an Option after the expiration date of the Option. Options granted under the Plan shall not be affected by any change of duties or position so long as the Participant continues to be an Employee.

(ii) Termination for Cause or Without Consent. Upon termination of a Participant’s employment either (a) for cause, or (b) voluntarily on the part of the Participant and without the written consent of the Company or an Affiliate, any Awards held by him or her under the Plan, to the extent not exercised or paid, shall terminate immediately.

(iii) Termination Due to Retirement. In the event the Retirement of a Participant to whom an Option has been granted under the Plan, such Option may be exercised (to the extent of the number of shares that the Participant was entitled to purchase under such Option at the time of Retirement) at any time until the expiration date of the Option; provided, however, that such exercise period may be shortened by the Committee in its discretion at the time of termination.

(iv) Death. If a Participant to whom an Option has been granted shall die while an Employee, such Option may be exercised by the Participant’s executors, administrators, personal representatives or distributees or permitted transferees to the extent that the Option was exercisable at the time of the Participant’s death, at any time prior to the expiration of the term of such Option. If a Participant to whom an Option has been granted shall die after his or her employment has terminated but while the Option remains exercisable, the Option may be exercised by the persons described above at any time prior to the expiration of the term of such Option, but only to the extent the Option was exercisable at the time of the Participant’s death.

(v) Disability. If a Participant to whom an Option has been granted shall become totally and permanently disabled, as that term is defined in Section 22(e)(3) of the Code (or a successor provision), and the Participant’s employment is terminated as a result, such Option may be exercised by the Participant or permitted transferee to the extent that the Option was exercisable at the time of termination of employment, until the earlier of one year after the date of termination of employment or the expiration of the Option.

(vi) Former Employees. The provisions of Section 7(e)(i) through (v) hereof shall not apply to Options granted to a person who is a Former Employee on the date of grant of such Options.

Section 8. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants (other than Former Employees) which may but need not relate to a specific Option granted under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, and except as otherwise permitted by Section 16(d), each Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, up to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the exercise price, term, methods of exercise, methods of payment or settlement, including whether such Stock Appreciation Right shall be paid in cash or Shares, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, but in no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of its grant.

Section 9. Restricted Stock.

(a) Issuance. The Committee is authorized to grant Awards of Restricted Stock to Participants (other than Former Employees).

(b) Restrictions. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which may lapse separately or in combination at such time or times, as the Committee may deem appropriate, provided that (and except as otherwise permitted by Section 16(d)) in order for a Participant to vest in Awards of Restricted Stock, the Participant must remain in the employ of the Company or an Affiliate for a period of not less than one year after the grant of a Restricted Stock Award that includes one or more performance criteria, and not less than three years after the grant of a Restricted Stock Award that does not include one or more performance criteria, in each case subject to Section 15 hereof and subject to relief for specified reasons as may be approved by the Committee. Notwithstanding the foregoing, the Committee may grant Awards for Restricted Stock for an aggregate number of Shares not to exceed 20% of the total number of shares available for issuance under this Plan which vest in less than one year after the date of grant, including immediate vesting, with or without any performance criteria.

(c) Restricted Stock Performance Awards. The vesting of a Restricted Stock Award may be conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 11 hereof regarding Performance Awards.

(d) Rights as Stockholders. During the period in which any shares of Restricted Stock are subject to any restrictions, the Committee may, in its sole and absolute discretion, deny the Participant to whom such shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

(e) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited and reacquired by the Company.

Section 10. Dividends and Dividend Equivalents. An Award (including without limitation an Option or Stock Appreciation Right) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

Section 11. Performance Awards.

(a) In General. The Committee may designate whether an Award being granted to a Participant is a Performance Award, which is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock), as determined by the Committee.

(b) Terms. Performance Awards shall, to the extent required by Section 162(m) of the Code, be conditioned solely on the achievement of one or more objective Performance Objectives, and such Performance Objectives shall be established by the Committee within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), and shall otherwise comply with the requirements of, Section 162(m) of the Code. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Objectives to be achieved during any Performance Period, the Performance Formula, the length of any Performance Period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee and set forth in writing.

(c) Payment of Performance Awards.

(i) Limitations. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Objectives for such period are achieved; and (2) and the Performance Formula as applied against such Performance Objectives determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(ii) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion, if and when it deems appropriate.

(iii) Timing of Award Payments. Performance Awards for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 11(c)(ii).

Section 12. General Award Terms.

(a) No Cash Consideration for Awards. Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.

(b) Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of the Company or any Affiliate, or as payment for or to assure payment of an award or benefit granted under any such other such plan or arrangement, provided that the purchase or exercise price under an Option or other Award encompassing the right to purchase Shares shall not be reduced by the cancellation of such Award and the substitution of another Award. Awards so granted may be granted either at the same time as or at a different time from the grant of such other Awards or benefits.

(c) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award agreement, payments to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in each case in accordance with rules and procedures established by the Committee and in accordance with Section 409A of the Code to the extent applicable. Notwithstanding the foregoing, the payment of the exercise price of an Option shall be subject to the following:

(i) Subject to the following provisions of this subsection the full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

(ii) The exercise price shall be payable in cash or by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee, which Shares were either acquired at least six months before the exercise date or purchased on the open market, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(iii) The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

(d) Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and, except as otherwise provided by the Committee, the delivery of any Shares or other benefits under the Plan to a Participant are conditioned on satisfaction of the applicable withholding requirements. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.

(e) Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than:

(i) by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); or

(ii) in the case of Awards other than Incentive Stock Options, to the extent permitted under the terms of the Award, by a gift or domestic relations order to any Family Member, to a trust in which the Participant and/or his or her Family Members hold more than 50% of the beneficial interest, to a foundation in which the Participant and/or Family Members control the management of assets, and any other entity in which the Participant and/or his or her Family Members own more than 50% of the voting interests.

For purposes of this provision, a transfer to an entity in exchange for an interest in that entity shall constitute a gift.

(f) General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(i) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

(ii) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(g) Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in an Award Agreement. A copy of the Award Agreement shall be provided to the Participant, and the Committee may, but need not, require the Participant to sign a copy of such Award Agreement, regardless of whether any Participant signature is required.

Section 13. Additional Conditions to Enjoyment of Awards.

(a) The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the Participant’s confidentiality agreement with the Company, if any.

(b) Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 13 are met.

(c) Failure to comply with the conditions of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

(d) Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to acknowledge the terms and conditions of the Plan and to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.

(e) Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employment agreement or any other agreement with the Company.

Section 14. Acceleration of Vesting and Extension of Exercise Periods. The Committee may, in its sole discretion, accelerate the date or dates on which all or any particular Award or Awards granted under the Plan may be exercised or vests, or extend the dates during which all, or any particular, Award or Awards granted under the Plan may be exercised. Notwithstanding the foregoing: (a) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to this Section 14 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; and (c) the Committee shall not have the authority to make any adjustments pursuant to this Section 14 to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.

Section 15. Change in Control.

(a) Except as the Board may expressly provide otherwise prior to a Change in Control of the Company (as defined in Section 15(b) hereof), in the event of a Change in Control of the Company:

(i) all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

(ii) all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied as of the date of the Change in Control; and

(iii) all Performance Awards shall become vested and deemed earned or satisfied in full, notwithstanding that the applicable Performance Period or restriction conditions shall not have been completed or met. Such Performance Awards shall be paid (cash Performance Awards in cash and Share Performance Awards in the Shares represented thereby or such other securities, property or cash as may be deliverable in respect of Shares as a result of a Change in Control) to the Participant at the time or schedule applicable to such Awards (assuming for these purposes that no such Change in Control had occurred).

(b) A “Change in Control of the Company” means the occurrence of any of the following events:

(i) individuals who, on the Effective Date (as defined in Section 17(s)) hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of Company Voting Securities by the Company or any of its subsidiaries, (B) the acquisition of Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (C) the acquisition of Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) the acquisition of Company Voting Securities by Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive); or

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 40% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the Board of Directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

 (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any person becomes the beneficial owner, directly or indirectly, of 40% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such person subsequently becomes the beneficial owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then be deemed to occur.

(c) In the event that a Participant participates or agrees to participate by loan or equity investment (other than through ownership of less than 1% of publicly traded securities of another company) in a transaction (“acquisition”) which would result in an event described in Section 15(b)(i) or Section 15(b)(ii), the Participant must promptly disclose such participation or agreement to the Company. If the Participant so participates or agrees to participate, no payments due under this Plan or by virtue of any Change in Control provisions contained in any compensation or benefit plan of the Company will be paid to the Participant until the acquiring group in which the Participant participates or agrees to participate has completed the acquisition. In the event the Participant so participates or agrees to participate and fails to disclose his or her participation or agreement, the Participant will not be entitled to any payments under this Plan or by virtue of Change in Control provisions in any the Company compensation or benefit plan, notwithstanding any of the terms hereof or thereof.

Section 16. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, suspend, discontinue or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, suspension, discontinuation or termination shall be made that would:

(i) increase the total number of Shares available for Awards under the Plan or the total number of Shares subject to one or more categories of Awards pursuant to Section 4(d) hereof, in either case except as provided in Section 4(c) hereof;

(ii) reduce the minimum Option exercise price, except as provided in Section 4(c) hereof; or

(iii) permit the repricing of Options prohibited by Section 3(d) hereof.

 (b) Amendments to Awards. The Committee may waive any conditions or rights with respect to, or amend, alter or suspend any unexercised Award theretofore granted, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that such amendment, alteration or suspension of an Award does not materially adversely affect the rights of such Participant, holder or beneficiary, and provided further that the Committee may not increase the payment of any Award granted any Participant.

(c) Section 409A and Section 422 Adjustments. Notwithstanding the foregoing, the Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Awards granted under the Plan to the extent necessary (i) to qualify an Award for an exemption from or compliance with Section 409A of the Code, or (ii) to qualify an Incentive Stock Option for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code.

(d) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another Person, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.

(e) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

Section 17. General Plan Provisions.

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees, Participants or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award required by the Committee and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(b) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of the Company or an Affiliate at any time to dismiss a Participant from employment, free from any liability or any claim under the Plan or the Award Agreement.

(d) No Lien or Security Interest. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

(e) No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

(f) Liability of Company. The Company and its Affiliates which are in existence or hereafter come into existence, and the members of the Board and the Committee who are currently serving or serve the Company in the future, shall not be liable to a Participant as to:

(i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; or

(ii) any tax consequences expected but not realized by any Participant due to the grant, vesting or exercise of any Award granted hereunder.

(g) Application of Proceeds. The proceeds of the sale of Shares by the Company under the Plan will constitute general funds of the Company and may be used for any purpose.

(h) Reservation of Shares. The Company shall be under no obligation to reserve shares of capital stock to fill Awards. The grant of Awards to Participants hereunder shall not be construed to constitute the establishment of a trust of such shares and no particular Shares shall be identified as reserved for Participants hereunder. The Company shall be deemed to have complied with the terms of the Plan if, at the time of issuance and delivery pursuant to the grant, vesting or exercise of an Award, it has a sufficient number of Shares authorized and unissued or in its treasury which may then be appropriated and issued for purposes of the Plan, irrespective of the date when such Shares were authorized.

(i) Status as an Employee Benefit Plan. The Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirement for an “employee benefit plan” under Section 3(3) of ERISA. The Plan is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of ERISA. The Plan shall be construed and administered so as to effectuate this intent.

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(m) Conflict with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

(n) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Plan or any award Agreement to the substantive law of another jurisdiction.

(o) Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(p) Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section number shall refer to a Section of this Plan unless otherwise indicated.

(q) Headings. The headings of Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

(r) 409A Compliance. To the extent any provision of the Plan (or any Award) or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Section 409A(a)(1)(B) of the Code, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan (and any Award) will comply with Section 409A of the Code, and the Plan (and any Award) shall be interpreted and construed on a basis consistent with such intent. The Plan (and any Award) may be amended in any respect deemed necessary (including retroactively) by the Committee or the Board in order to preserve compliance with Section 409A of the Code. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.

(s) Effective Date and Term. The Plan initially was approved by the Board on August 10, 2006 (the “Effective Date”), was subsequently amended by the Board on November 9, 2006, was amended and restated by the Board on April 12, 2007, and was further amended and restated by the Board on February 24, 2009, in each case, subject to subsequent approval and ratification by the Company’s stockholders. The Plan shall be effective as of the Effective Date, but subject to subsequent approval and ratification by the Company’s stockholders no later than the Annual Meeting of Stockholders next following the Effective Date. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided; however, that, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted.